EXHIBIT 2.1
Asset Acquisition Agreement
Seed Genetics International Pty Ltd S & W Seed Company SV Genetics Pty Ltd David John Holman Alan Irvine Scott Trevor Bailie Bottrell Precision Ventures, LLC James R. Bennett
Piper Alderman Lawyers www.piperalderman.com.au Adelaide ● Sydney ● Melbourne ● Brisbane © Piper Alderman

page i

1.	Definitions	lxiii
2.	Interpretation	lxv
3.	Services	lxvi
4.	Contractor's staff and sub-contractors	lxvii
5.	Term	lxvii
6.	Service Fee	lxvii
7.	Insurance	lxviii
8.	Confidentiality	lxviii
9.	Intellectual Property	lxviii
10.	Restraint	lxix
11.	Termination	lxx
12.	Suspension	lxxi
13.	Relationship	lxxii
14.	Warranties	lxxii
15.	Affiliates, employees and sub-contractors	lxxiii
16.	Limitations	lxxiii
17.	GST	lxxiv
18.	Miscellaneous	lxxv
1.	Definitions	lxxix
2.	Interpretation	lxxxi
3.	Services	lxxxii
4.	Contractor's staff and sub-contractors	lxxxii
5.	Term	lxxxiii
6.	Service Fee	lxxxiii
7.	Insurance	lxxxiv
8.	Confidentiality	lxxxiv
9.	Intellectual Property	lxxxiv
10.	Restraint	lxxxv
11.	Termination	lxxxvi
12.	Suspension	lxxxvii
13.	Relationship	lxxxviii
14.	Warranties	lxxxviii
15.	Affiliates, employees and sub-contractors	lxxxix
16.	Limitations	lxxxix
17.	GST	xc
18.	Miscellaneous	xci

page ii

Schedule 4 - Accredited Investor Questionnaire	xcv
Schedule 5 - Net Income Model	xcix
Schedule 6 - Diagram Chart of line tracing	c
Schedule 7 - Marketing matrix	cxlv
Schedule 8 - Terms of current Ravensbourne lease	cxlvii
Schedule 9 - Contracts	cxlviii

page iii

Asset Acquisition Agreement

Parties

  SV Genetics Pty Ltd (ACN 151 692 250) of 145 Taylor Street, Toowoomba QLD 4350 in its personal capacity and in its capacity as trustee of the SV Genetics Unit Trust (Seller)

  Seed Genetics International Pty Ltd (ACN 061 114 814) of c/-Level 1, 67 Greenhill Road, Wayville, South Australia 5034 (SGI)

  S & W Seed Company, a Nevada corporation (S & W Seed)

  David John Holman of 12 Hakea Court, Narangba QLD 4504, Alan Irvine Scott of 49 Cullen Road, Ravensbourne QLD 4352, and Trevor Bailie of 109 Front Street East, Toronto, Ontario M5A 4PV (together, the Directors and each, a Director)

  Bottrell Precision Ventures, LLC of PO Box 80284, Billings, Montana 59108, United States (Bottrell)

  James R. Bennett, P. O. Box 80284, Billings, Montana 59108, United States (Bennett)

Introduction

  The Seller carries on the Business.

  The Directors are the directors of the Seller.

  The Buyers have agreed to buy and the Seller has agreed to sell the Assets in accordance with the terms of this Agreement.

Operative Clauses

1.    Definitions

In this Agreement:

Agreement means this document, the Schedules, and any amending or replacement document undertaken in accordance with this agreement;

Approval means an approval, authorisation, exemption, consent, permit, licence, authority, declaration, waiver, registration, filing, agreement, notice on objection, notarisation, or certificate issued to the Seller, which is necessary, beneficial or incidental in operating the Business and/or in exploiting the Assets;

Assets means the Seller's interest in the Approvals, Business Records, Contracts, Electronic Addresses, Goodwill, Intellectual Property, Plant and Equipment, Premises, Receivables, Stock, and all other assets used in, or necessary, beneficial or incidental to, the operation of the Business but excluding cash and cash equivalents (including bank accounts in the name of the Seller);

Balance Date means the date to which the most recent financial statements and accounts for the Business have been drawn, being 30 June 2015;

Balance Date Accounts means the financial statements and accounts for the Business drawn up to the Balance Date;

Business means the business of hybrid sorghum and sunflower breeding, production, marketing and distribution carried on by or on behalf of the Seller at the Premises at any location worldwide;

Business Day means any day except a Saturday, a Sunday or any other public holiday in South Australia or Queensland;

Business Name means the business name "SV Genetics" with registration number BN20502310 which is used by the Seller as its corporate name;

Business Records means all financial statements, financial records, customer lists, supplier lists, details of customers and suppliers (including pricing policies and terms of payment), books, records and documents relating to the Business, Assets, Premises or Employees, except:

  minutes of meetings of directors of the Seller;

  employment records of Employees,

but excludes the Excluded Records;

Buyer means either of SGI and S & W Seed and Buyers means both of them;

Claim means debt, cause of action, dispute, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise;

Confidential Information means any information used or obtained by the Seller, its employees, agents or sub-contractors, or the Directors in the Business, including trade secrets, know-how, technical information and technical drawings, processes, techniques commercial information about the Seller and persons with whom the Seller deals, product and market information, and any information marked "confidential" and any other confidential information that is necessary, beneficial or incidental to operating the Business and/or exploiting the Assets, but excluding information available to the public;

Contract:

  means each contract or arrangement between the Seller and another person, relating to the Business, Assets, Premises or Employees, and not fully performed at Execution including without limitation those set out in Schedule 1 and Schedule 9;

  includes each Plant and Equipment Lease and the Premises Lease; and

  excludes the Excluded Contracts;

Corporations Act means the Corporations Act 2001 (Cth);

Disclosure Letter means the letter from the Seller to the Buyers provided immediately prior to the date of Execution containing disclosure of information against the Warranties;

Earn-Out Accounts means the unaudited profit and loss statement of the Business in respect of both the financial years ending 30 June 2018 and 30 June 2019, to be prepared in accordance with clause 4 and Schedule 5, including a certificate stating the Earn Out Amount (if any);

Earn Out Amount means the amount of the Purchase Price that is payable after Execution in respect of the financial years ending 30 June 2018 and 30 June 2019 in accordance with clause 4;

Earn Out Limit means USD3.3 million;

Electronic Addresses means the telephone numbers, facsimile numbers, home pages, domain names, social media presence and email addresses held by the Seller, or necessary, beneficial or incidental in operating the Business, including without limitation, those set out in Schedule 1;

Employees means the employees of the Seller in the Business;

Employee Remuneration means:

  wages, salary, commission and bonuses in respect of any Employee;

  annual leave (including leave loading), long service leave and sick leave in respect of any Employee;

  the Seller's contributions to superannuation in respect of any Employee;

  payments by the Seller on death, disability or retirement of any Employee; and

  any fringe benefit (within the meaning of the Fringe Benefits Tax Assessment Act 1986) in respect of any Employee;

Encumbrance means:

  a PPS Security Interest;

  any other mortgage, pledge, lien or charge;

  any other interest or arrangement of any kind that in substance secures the payment of money or the performance of an obligation or which gives a creditor priority over unsecured creditors in relation to any property;

  any third party interest (for example, a trust or an equity);

  a right of a person to acquire an asset or to restrain someone from acquiring an asset (including under an option, a right of pre-emption or a right of first refusal);

  a right of any person to occupy or use an asset (including under a licence, lease or hire purchase);

  an easement, restrictive covenant, caveat or similar restriction over property; or

  any increase in rentals, royalties, licence or other fees, charges or expenses imposed on the Business as a result of, or arising from, this Agreement or the transactions contemplated under this Agreement; or

  an agreement to create any of the above or to allow any of the above to exist;

Environmental Law means all applicable foreign, federal, state, regional and local administrative, regulatory and judicial Laws, rules, statutes, codes, ordinances, regulations, binding interpretations, binding policies, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders, judgments, common law and any similar items in effect on the date of Execution relating to hazardous wastes, hazardous or dangerous substances, chemicals, toxic substances, pollution, contamination of soil or ground water, water quality, waste, polychlorinated biphenyls, petroleum (its derivatives, by-products, or constituents), the protection of human health, safety, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, land use, development, planning, noise, noise, conservation of natural or cultural resources, exploration for or development of natural resources, or otherwise to protect the environment or persons or property), and any Contracts or undertakings between the Seller and any Government Authority supervising an environmental law;

Excluded Contracts means:

  the engagement letters with Verdant Partners LLC and Carter Newell Lawyers, the AGG Agreement, the Terminated License Agreement as referred to and defined in the Seller's disclosure letter; and

  contracts relating to the management and control of the Seller as an entity which do not relate in any way to the operation of the Business, being the deed constituting the SV Genetics Trust dated 24 June 2011, the Unit and Shareholders Agreement dated 9 December 2013 and the loan agreements between the Seller and entities associated with each Director and related parties of each Director;

Excluded Records means:

  copies (but not originals) of those records which the Seller is required by Law to retain; and

  those records which relate exclusively to Excluded Contracts;

Execution means execution of this Agreement;

Execution Date Amount means the amount of USD2 million;

FY 18/19 Accounts means the financial statements for the Business for the financial years ending 30 June 2018 and 30 June 2019 prepared in USD in full compliance with US generally accepted accounting principles;

FY 18/19 Actual Net Income means the total combined Net Income of the Business for the financial years ending 30 June 2018 and 30 June 2019 as set out in the FY 18/19 Accounts;

FY 18/19 Financial Forecast Net Income means USD4,247,000;

Goodwill means the goodwill of the Business, the exclusive right of the Buyers to represent the Buyers as carrying on the Business as the Seller's successor, and includes the Business Records and the Electronic Addresses;

Government Authority means any federal, state, territory, county, municipality, district, local or other jurisdiction of any nature, or any political subdivision thereof, federal, state, local, municipal, foreign or other government, or governmental or quasi-governmental administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal) having jurisdiction or a function in relation to the Business, Assets or Employees;

Guarantors means each of David John Holman, Alan Irvine Scott and Bottrell;

Independent Accountant means a chartered accountant or firm of chartered accountants appointed under clause 4;

Insolvency means being an externally-administered body corporate, or being insolvent under administration;

Intellectual Property means all industrial and intellectual property and proprietary rights worldwide, whether registered or unregistered, which are used in, or which are likely to be used in as contemplated in the Seller's financial projections, which are necessary, beneficial or incidental to the Business, or which are in connection with the design, development, manufacture, use, marketing, import, export, distribution, licensing, and sale of (and offers to sell) all Seller Products, including without limitation the Intellectual Property identified in Schedule 6, and:

  the Business Name;

  plant breeder's rights and rights in relation to any plant varieties, whether or not registered or capable of registration, that are necessary, beneficial or incidental in operating the Business and/or in exploiting the Assets, including without limitation in respect of those plant and germplasm varieties set out in Schedule 6;

  the copyright in works, trade marks, trade names, patents, petty patents, inventions, discoveries and designs, and any other rights subsisting in the results of intellectual effort in any field, that are necessary, beneficial or incidental to operating the Business, exploiting the Assets, and/or which are in connection with the design, development, manufacture, use, marketing, import, export, distribution, licensing, and sale of (and offers to sell) all Seller Products, whether or not registered or capable of registration, including without limitation, those set out in Schedule 6;

  rights to use the Electronic Addresses;

  an application for any of the above or right to apply for registration for any of the above rights;

  any registration of any of the above rights, or any registration of any application referred to above;

  other rights of a similar nature arising under Law or at common law in Australia or anywhere else in the world;

  all renewals and extensions of any of the above rights;

  all licences for the Seller to use any of the above;

  all Confidential Information; and

  rights to sue for past, present and future infringement of the rights set out above;

Law includes any federal, state, regional, foreign or local law, statute, ordinances, rule, regulation, judgment or decree;

Material Adverse Change means any material adverse change in the Business, the profitability or prospects of the Business, the financial position or condition of the Assets, the liability of the Business, or any fact, matter, event, action, omission, circumstance or proceeding from a circumstance or change in circumstance which may result in a material adverse change of a kind referred to above;

Net Income means:

  all of the income for the Business on the basis that:

    sales of sorghum and sunflower parent seed on transactions to and through both the Seller's and S & W's distribution channels will be included as income; and

    all license fees and royalties payable to the Business will be included as income;

    sales of new parent seed to and through both the Seller's and S & W's distribution channels relating to, and any license fees and royalties payable on, new products developed by the Business (including, for example, corn or other crops) will be included as income;

    sales of alfalfa seed to and through the Seller's distribution channels will not be included as income,

less:

  all of the expenses for the Business, as determined by the Buyers (acting reasonably and in good faith) on a basis that is consistent with the Buyers' financial statements prepared in full compliance with US generally accepted accounting principles and on the basis that any overhead expenses incurred by the Buyers in relation to the Business are allocated as expenses for the Business, and otherwise included or dealt with as follows:

    all amounts for salary and wages for employees, consultants or contractors who are exclusively or predominately engaged in the Business, legal costs for matters relating to the Business (excluding legal costs associated with the transactions contemplated under this Agreement), and travel costs for employees, consultants or contractors who are exclusively or predominately engaged in the Business;

    all expenses incurred in respect of or in connection with:

      the sales of sorghum and sunflower parent seed on transactions to and through both the Seller's and S & W's distribution channels;

    all license fees and royalties payable to the Business;

    sales of new parent seed to and through both the Seller's and S & W's distribution channels relating to, and any license fees and royalties payable on, new products developed by the Business (including, for example, corn or other crops);

  all income Taxes payable on revenue generated by the Business;

  a fixed allocation of USD73,000 in 2016, USD77,000 in 2018, and USD81,000 in 2019 for all general administration support, including audit fees charged by S & W Seed's company auditors and tax advisory and filing costs charged by S & W Seed's company tax advisor, , and premiums of property, casualty, employee practices, liability and umbrella insurance; and

  an allocation of 2.5% of income generated for the Business for other indirect variable costs depending on volumes and proportion of the Business including bank charges and interest expenses and other costs incurred under Buyers' credit facilities, and otherwise in accordance with the pro forma template set out in Schedule 5;

Outgoings means all outgoings of a periodical or recurring nature in respect of the Business, Assets, Premises or Employees, including rates, Taxes, rent, Approval fees and payments under maintenance contracts;

Permitted Encumbrance means those Encumbrances set out in the Disclosure Letter;

Plant and Equipment means the vehicles, plant, equipment, fixtures, fittings, furniture, furnishings and computer software used in the Business or necessary, beneficial or incidental to the operation of the Business (including spare parts), including without limitation those set out in Schedule 1;

Plant and Equipment Leases means the leasing agreements, hire purchase agreements, conditional sale agreements and sale by instalment agreements in respect of Plant and Equipment, including without limitation those set out in Schedule 1;

PPS Security Interest means a security interest that is subject to the PPSA;

PPSA means the Personal Property Securities Act 2009 (Cth);

Premises means:

  that part of the premises located at 49 Cullen Road, Ravensbourne QLD 4352 consists of a purpose built glass house and seed laboratory and seed storage facility and specified in the plan as set out in Schedule 8; and

  the shed on the property located at Lot 5, New England Highway, Crows Nest 4355;

Premises Lease means each lease for the Premises between the Seller and the registered proprietor of each of the Premises;

Principals means Mr David Holman and Mr Alan Scott;

Purchase Price means the purchase price described in and payable in accordance with clause 4;

Quarterly Earn Out Accounts means an unaudited profit and loss statement of the Business for the Relevant Quarter, to be prepared in accordance with the requirements set out in clause 4 and Schedule 5, together with relevant working papers to support the information contained in these accounts.

Receivables means the book and trade debts and other amounts due to the Seller in respect of the Business;

S & W Assets means the Intellectual Property, the Goodwill and the Contracts;

Seller Products means all products sold by the Seller in the Business, including without limitation those set out in Schedule 1;

SGI Assets means all of the Assets other than the Intellectual Property, Goodwill and Contracts;

Stock means all parent seed, advertising material, trading stock, work-in-progress, components, raw materials, stationery, consumables and packaging for use in the Business and on hand at Execution, but which are not damaged or obsolete, including without limitation those set out in Schedule 1;

Tax means any tax, duty, fee or penalty imposed on the Seller by any Government Authority, including income tax, gross receipts, licence, employment, severance, occupation, premium, windfall profits, intangible, environmental, capital stock, profits, franchise, withholding, social security, disability, real estate, personal property, fringe benefits tax, capital gains tax, goods and services tax, stamp duty, payroll tax, bank debit tax, sales, use, transfer, value added, registration, alternative or add-on minimum, customs and excise, council rates, land tax, emergency services levy, and water and sewerage rates, and/or any other tax or similar governmental charge or any kind including any interest, penalties or additions to tax, whether disputed or not, and any obligation to indemnity, assume or succeed to the liability of any other person in respect of any of the above tax, fee, duty or penalty but excludes any Tax which arises out of or in connection with this Agreement;

VWAP means, for any trading day, the volume weighted average trading price of a share of S & W Seed common stock on the NASDAQ Stock Market for such trading day;

Warranty Claim means any Claim arising out of or in connection with this Agreement or the transactions contemplated under it, including in relation to breach of one or more Warranties and any Claim in relation to an indemnity under this Agreement; and

Warranties mean the warranties in this Agreement, including without limitation those set out in Schedule 2, and Warranty means any one of them.

2.    Interpretation

In this Agreement, unless the context otherwise requires:

  the Introduction is correct;

  headings do not affect interpretation;

  singular includes plural and plural includes singular;

  words of one gender include any gender;

  reference to legislation includes any amendment to it, any legislation substituted for it, and any subordinate legislation made under it;

  reference to a person includes a corporation, joint venture, association, Government Authority, firm and any other entity;

  reference to a party includes that party's personal representatives, successors and permitted assigns;

  reference to a thing (including a right) includes a part of that thing;

  reference to two or more persons means each of them individually and any two or more of them jointly;

  if a party comprises two or more persons:

    reference to that party means each of the persons individually and any two or more of them jointly;

    a promise by that party binds each of them individually and all of them jointly;

    a right given to that party is given to each of them individually;

    a representation, warranty or undertaking by that party is made by each of them individually;

  a provision must not be construed against a party only because that party prepared it;

  a provision must be read down to the extent necessary to be valid. If it cannot be read down to that extent, it must be severed;

  any reference to "knowledge", "know", "known" or words and phrases of similar import shall mean, with respect to any representation or statement of a party that is qualified by such words or phrases, the actual knowledge, belief or awareness of the relevant party, together with the knowledge, belief or awareness of that party if that party were to perform the duties applicable to that party's position in a prudent manner or after making all reasonable enquiries;

  if a thing is to be done on a day which is not a Business Day, it must be done on the Business Day before that day;

  another grammatical form of a defined expression has a corresponding meaning;

  an expression defined in the Corporations Act has the meaning given by that Act at the date of Execution;

  an obligation on the Buyers to provide accounts or any other document to "the Directors", "each Director" or "all Directors" (or words to that effect) shall be taken to be satisfied if the Buyer provides such accounts or document to the Seller in accordance with clause 24.12;

  an obligation on a party to pay any amount in cash means that the relevant amount must be made by bank cheque or electronic transfer of immediately available funds to an account nominated by the Seller Vendor, or otherwise in cleared and immediately available funds; and

  a reference to anything which is "necessary, beneficial or incidental to operating the Business" or words to that effect is taken to be a reference to the operation of the Business by the Seller immediately prior to and as at the date of Execution and as it is intended to be operated by the Buyers after Execution as contemplated in the Seller's financial projections.

3.    Sale and purchase

3.1    Upon Execution:

  the Seller sells the legal interest in:

    the S & W Assets to S & W Seed, free from Encumbrances other than the Permitted Encumbrances,

    the SGI Assets to SGI, free from Encumbrances other than the Permitted Encumbrances,

  and with all rights which are now, or which at any time before Execution may become, attached to them.

  S & W Seed buys the legal and beneficial interest in the S & W Assets from the Seller, free from Encumbrances other than the Permitted Encumbrances and with all rights which are now, or which at any time before Execution may become, attached to them.

  SGI buys the legal and beneficial interest in the SGI Assets from the Seller, free from Encumbrances other than the Permitted Encumbrances and with all rights which are now, or which at any time before Execution may become, attached to them.

  property, possession and risk in:

    S & W Assets pass to S & W Seed; and

    the SGI Assets pass to SGI.

3.2    For the avoidance of doubt and to the maximum extent permitted by law, the Buyers do not assume, and they are not responsible for, any liabilities or obligations of the Seller, and none of the liabilities or obligations of the Seller in respect of the Business or otherwise transfers to the Buyers upon Execution, and the Seller indemnifies each of the Buyers against any such liabilities except that the Buyers assume:

  the obligations of the Seller under the Contracts after Execution as set out in, and in accordance with, clause 10; and

  such Employee entitlements that cannot be excluded by law in respect of the Principals.

3.3    For the avoidance of doubt and to the maximum extent permitted by law, the Seller does not assume, and is not responsible for any, liabilities or obligations in relation to the Business or the Assets sold to the Buyers under this Agreement in the period, or relating to the period, following Execution and the Buyers indemnify the Seller against any such liabilities arising from a Claim by the Buyers or third parties .

4.    Purchase Price

4.1    Subject to clauses 17.6, 18.4, and 20:

  the Purchase Price is the sum of the Execution Amount and the Earn Out Amount;

  upon Execution, the Buyers must pay to the Seller the Execution Amount as follows:

    pay, or procure the payment, to the Seller of US$1 million in the form of cash;

    issue, or procure the issue, to the Seller of common stock in the capital of S & W Seed having an aggregate issue price of US$1 million, with such common stock being issued at a price equal to the 10 day VWAP on the day immediately before Execution, as determined by the Buyers and notified to the Seller;

  subject to the outcome of the Earn Out Accounts process described in clause 4.2 to 4.13, within 75 days after the financial year ending 30 June 2019, the Buyers must pay to the Seller the Earn Out Amount, which shall be calculated in accordance with the following provisions:

    where ‹ 0.6, then the Earn Out Amount shall be US$0;

    where ≥ 0.6, then the Earn Out Amount shall be calculated as follows:

    where x $2,200,000, up to the Earn Out Limit.

4.2    Within 60 days following 30 June 2019, the Buyers must procure the preparation of draft Earn-Out Accounts and deliver a copy of those draft Earn-Out Accounts to the Directors for their review.

4.3    The Buyers must provide to the Directors copies of all working papers relating to the preparation of and calculation for the draft Earn-Out Accounts for the purpose of reviewing the draft Earn-Out Accounts.

4.4    Within 10 days after receiving the draft Earn-Out Accounts (Objection Period), the Directors may give the Buyers notice on behalf of the Seller stating that the Seller disputes that the draft Earn-Out Accounts have been properly prepared in accordance with the requirements of this Agreement, setting out all details of each matter in dispute as are reasonably necessary for the Buyers to determine the basis for the dispute, including all working papers and calculations, and the reasons why each matter is in dispute (each a Disputed Matter).

4.5    If the Directors on behalf of the Seller:

  do not give the Buyers a notice under clause 4.4 within the Objection Period, the draft Earn-Out Accounts, including the calculation of Earn Out Amount contained in them, are final and binding on the parties and such Earn Out Amount must be paid within the time period provided in clause 4.1(c); or

  give the Purchaser a notice under clause 4.4 within the Objection Period, (Dispute Notice), each of the Disputed Matters must be resolved in accordance with clauses 4.6 to 4.13 and the Earn Out Amount as determined under those clauses must be paid within 14 days after the resolution between the parties under clause 4.7, or if not resolved between the parties, then 14 days after receipt by the parties of the determination by the Independent Accountant under clause 4.12.

4.6    If the Directors on behalf of the Seller give the Buyers a Dispute Notice, the Buyers must give the Directors a written response to each of the Disputed Matters within 10 days after the end of the Objection Period (Response).

4.7    If the Seller and the Buyers have not resolved the Disputed Matters within 10 days of the Buyers giving their Response under clause 4.6, the Disputed Matters must be promptly submitted to the Independent Accountant for determination.

4.8    The Independent Accountant must be agreed by the Directors and the Buyers. If the Directors and the Buyers cannot agree on the Independent Accountant within three days of the date the Response is provided to the Directors, then within six days of the date the Response is provided to the Directors, either the Directors or the Buyers may request that a suitability qualified accountant experienced with US GAAP and not affiliated in any way with the Buyers or the Seller or the Directors fill the role as the Independent Accountant and if agreed by the Directors and the Buyers, that accountant shall be appointed as the Independent Accountant., and failing agreement, S & W Seed must request its auditor to suggest three qualified accountants experienced with US GAAP, from which the Directors and Buyers must agree to select one and failing agreement, one shall be selected by lot.

4.9    Following the Independent Accountant's appointment, the Disputed Matters must be referred to the Independent Accountant by written submission, which must include:

  the draft Earn-Out Accounts;

  the Dispute Notice;

  the Response;

  an extract of the relevant provisions of this Agreement; and

  instructions to determine the Disputed Matters (and what, if any, Earn Out Amount is payable) no later than 30 days after the Independent Accountant's appointment (or any other period agreed between the parties).

4.10    The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination and each party may make written submissions to the Independent Accountant. All correspondence between the Independent Accountant and a party must be copied to the other parties.

4.11    The Independent Accountant must act as an expert, and not as an arbitrator, in determining the Disputed Matters.

4.12    In the absence of manifest error:

  the Independent Accountant's written determination of the Disputed Matters are final and binding on the parties; and

  the draft Earn-Out Accounts, including the calculated Earn Out Amount (if any), are taken to be amended in accordance with the Independent Accountant's written determination and, as amended, are taken to comprise the final Earn-Out Accounts.

4.13    Where the Independent Accountant determines that the final Earn Out Amount:

  is less than or equal to the Earn Out Amount in the draft Earn-Out Accounts, then the Seller must pay all of the costs of the Independent Accountant; and

  is more than the Earn Out Amount in the draft Earn-Out Accounts, then the Buyers must pay all of the costs of the Independent Accountant.

4.14    As soon as is practicable, but no later than 20 Business Days following the end of each calendar quarter, other than for the quarter ending 30 June of each year in which case, then no later than 60 Business Days (Relevant Quarter) for the period commencing on the date of Execution and ending 30 June 2019, the Buyers must procure that the Seller is provided with Quarterly Earn-Out Accounts to enable the Directors to keep track of the financial performance of the Business.

4.15    The Buyers may pay, or procure payment of, the Earn Out Amount to the Seller:

  in the form of cash;

  in the form of the issue of common stock in the capital of S & W Seed having an aggregate issue price equivalent to the Earn Out Amount; or

  any combination of cash and the issue of common stock in the capital of S & W Seed as determined by the Buyers,

  with the issue price of any such stock being equivalent to the 10 day VWAP on the day immediately before payment of the Earn Out Amount as determined by the Buyers, provided that in no case will S & W Seed issue to the Seller more than 1,681,918 shares of common stock of S & W Seed (representing 9.99% of the total number of shares outstanding on the date of Execution) in total pursuant to clause 4.1(b)(2) and this clause 4.15.

4.16    Notwithstanding anywhere else in this clause, the Buyers are only obliged to pay a total Earn Out Amount up to the Earn Out Limit, and any excess calculated under this clause over the Earn Out Limit is disregarded.

4.17    In the event that the Buyers sell, transfer or otherwise dispose of all or substantially all of the Assets or the Business sold to the Buyers under this Agreement prior to 30 June 2019, then the Buyers will act reasonably to consult with the Seller to negotiate and agree on the amount (if any) payable on the Earn Out Amount, having regard to the value of the Assets then sold and the progress that has been made in achieving the FY 18/19 Financial Forecast Net Income at the time that the Assets are sold.

5.    Business Name

5.1    The Seller acknowledges and warrants that it is the sole legal and equitable owner of the Business Name and that it is currently incorporated using the Business Name as its corporate name.

5.2    With effect on and from Execution, the Seller assigns absolutely to S & W Seed, Encumbrance free:

  all right, title, interest and benefit throughout the world in the Business Name; and

  the right to take any action that the Seller has had or may have against any person to recover damages, accounts of profit or other relief for any infringement or misuse of the Business Name including any such infringement or misuse prior to the date of Execution.

5.3    The Seller must do all things and take all steps necessary to give effect to clause 5.2 including:

  doing all things necessary to ensure that SGI is able to use the Business Name in conducting the Business on and from Execution;

  passing a resolution of the Seller's shareholders to change the corporate name of the Seller to a name that does not include, and is not substantially identical or deceptively similar to, the Business Name with effect from Execution; and

  delivering to the Buyers upon Execution:

    the signed resolution referred to in clause 5.3(b); and

    a signed Australian Securities and Investments Commission Form 484 (along with any fees) to change the corporate name of the Seller to a name that does not include, and is not substantially identical or deceptively similar to, the Business Name.

6.    Assignment of Intellectual Property

6.1    With effect on and from the date of Execution, each of Seller, and each Principal hereby irrevocably assigns to S & W Seed, Encumbrance free other than the Permitted Encumbrances:

  all right, title, interest and benefit throughout the world in all Intellectual Property that was created or developed by it in any circumstances, and that remains owned by it as at the date of Execution; and

  the right to take any action that it has had, or may have, against any person to recover damages, accounts of profit or other relief for any infringement or misuse of any such Intellectual Property including any such infringement or misuse prior to the date of Execution.

6.2    Each of the Seller and each Principal must do any thing and execute any document required by S & W Seed to effect the assignment in clause 6.1 to enable S & W Seed to effectively use the Intellectual Property pursuant to this Agreement.

6.3    Each of the Seller and each Principal unconditionally consents in favour of S & W Seed, S & W Seed's assignees, licensees, successors in title and all persons authorised by S & W Seed, to the performance by S & W Seed, S & W Seed's assignees, licensees, successors in title and all persons authorised by S & W Seed, or any act or omission which would otherwise amount to an infringement of any moral rights of it in any of the Intellectual Property.

6.4    Except as specifically set out in the Disclosure Letter, nothing in this Agreement, and none of the transactions contemplated under this Agreement, causes the Buyers or either of them or any of their associates, or the Seller, to:

  grant to any third party, any right to any Intellectual Property, or any intellectual property owned by, or licenced to, any of them;

  be bound by, or subject to, any non-compete, non-solicitation, or any other restriction on the operation or scope of the Business, or their respective businesses; or

  be obligated to pay any royalties or other fees or consideration regarding intellectual property owned by any third party.

7.    Principals

7.1    Upon Execution, the Seller, and the Principals must ensure the delivery of, and the Principals must deliver:

  resignations from employment with the Seller from each of the Principals duly signed by the Principals, with effect from Execution; and

  service agreements with the Buyers duly executed by the Principals in a form that is substantially the same as that set out in Schedule 3.

7.2    Each of the Seller and each Principal warrant that on Execution, the Principals cease to be employees of the Seller.

7.3    Each Principal undertakes not to make any Claims against the Buyers in respect of any rights, Employee Remuneration or other employee entitlements accrued in their capacity as employees of the Seller or as deemed employees of the Buyers, whether or not such rights have been transferred across to the Buyers on Execution.

7.4    David Alan Holman indemnifies the Buyers against any Claims made by him against the Buyer in breach of clause 7.3.

7.5    Alan Irvine Scott indemnifies the Buyers against any Claims made by him against the Buyer in breach of clause 7.3.

8.    Deliverables upon Execution

8.1    Upon Execution, the Buyers must:

  comply with the payment obligations under clause 4.1(b);

  provide a copy of the resolution of the board of the Buyer to enter into, and comply with its obligations under, this Agreement;

  provide a copy of a resolution of the board of S & W Seed to issue the common stock to the Seller by way of allotment upon receipt of:

    the application under clause 8.2(a); and

    a completed investor questionnaire as set out in Schedule 4;and accept the transfers delivered by the Seller in accordance with clause 8.2.

8.2    Upon Execution, the Seller must deliver to S & W Seed:

  application for the common stock referred to in clause 4.1(b)(2) duly executed by the Seller, in such form as is required by S & W Seed and the completed accredited investor questionnaire;

  original certificates of registration of Intellectual Property;

  executed transfers of:

    registered Intellectual Property;

    applications for registration of Intellectual Property; and

  the documents required by the Buyers to transfer the Intellectual Property to S & W Seed in accordance with clause 6.2.

8.3    Upon Execution, the Seller must deliver to SGI including by leaving at the Premises (where applicable and appropriate):

  all SGI Assets free from any Encumbrances other than the Permitted Encumbrances;

  executed releases of any Encumbrances other than the Permitted Encumbrances over Assets, plus lodgement fees (if any);

  all Business Records;

  all Plant and Equipment;

  all items subject to Plant and Equipment Leases;

  the Seller's stamped (if available) originals or copies of written Contracts, Plant and Equipment Leases and the Premises Lease;

  to the extent available at Execution, executed transfers or novations of the Contracts;

  evidence that the Seller:

    holds all Approvals required under any Environmental Law for the Business, the Premises or the Assets;

    is insured against property damage and for motor vehicles in the manner described in the Disclosure Letter;

  exclusive possession of the Premises or the right to occupy the premises under clause 10.3;

  duly executed service agreements referred to in clause 7;

  signed resolution of the Seller's shareholders referred to in clause 5.3(b);

  original certificate of registration for the Vehicle (as defined in clause 10.2) including any other motor vehicles included in the Assets, their keys and log books;

  all keys and log books of motor vehicles subject to Plant and Equipment Leases;

  executed transfers of motor vehicles included in the Plant and Equipment;

  all keys and access codes for the Premises and for computer systems included in the Plant and Equipment or subject to Plant and Equipment Leases;

  any source codes held by the Seller for software;

  evidence satisfying the Buyer that the employment contracts between the Seller and each of the Principals have been terminated;

  a copy of the minutes of meeting of the Seller's directors at which the directors approved the transfer of the Assets to the Buyers and the performance of this Agreement;

  a copy of any power of attorney under which a document is executed for the Seller;

  evidence satisfying the Buyers that the Seller authorised a person to sign a document for the Seller;

  evidence satisfying the Buyers of the Seller's title and right to sell Assets not registered in the Seller's name;

  the list of Receivables referred to in clause 12.1; and

  all other documents and things relating to the Business, Assets, Premises or Employees which the Buyers reasonably require which have been notified to the Seller in writing no later than two days prior to Execution.

8.4    Notwithstanding anything set out above, if directed by the Buyers, the Seller must do everything necessary to transfer upon Execution such Intellectual Property as is identified by the Buyers to an entity nominated by the Buyers.

8.5    In this clause, unless otherwise provided, an executed document is a document executed by the Seller and each other party to that document, except the Buyers.

8.6    The obligations of the Seller and the Buyer under this clause are interdependent and must be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments under this clause have been made and all actions under this clause upon Execution will be deemed to take place simultaneously.

9.    Post-Execution

9.1    Within 5 Business Days of Execution, S & W Seed must provide to the Seller signed certificates for the common stock in S & W Seed required by clause 4.1(b)(2) to be issued upon Execution.

9.2    S & W Seed undertakes to remove the restrictive legends placed on the common stock in S & W Seed promptly following the earlier of:

  written notice from the Seller received by S & W Seed of the disposition of such common stock in compliance with Rule 144 of the Securities Act 1933; and

  the one-year anniversary of the issuance of such common stock.

9.3    For a period, of up to 90 Business Days (as the Buyers require), commencing on the day of Execution, the Seller and the Principals must, without additional remuneration (except under the arrangements between the Buyers and the Principals):

  provide such assistance as the Buyers require to help manage and conduct the Business;

  introduce the Buyers to the suppliers and customers of the Business;

  use best efforts to induce those suppliers and customers to deal with the Buyers;

  provide information about the Business, the Premises, the Assets or the Employees as the Buyers reasonably require.

9.4    After Execution, the Seller and the Principals must make available to the Buyers all information which is necessary or beneficial for completion of any Tax return for the Business in respect of a period before Execution and must give the Buyers reasonable assistance in connection with any audit, enquiry or investigation in respect of the Business in respect of a period before Execution.

9.5    The Buyers must:

  at their cost, lodge any notice of registration transfer or other documents required to be lodged under relevant motor vehicle legislation; and

  pay all Taxes payable;

  with respect to the transfer of ownership of any motor vehicle under this Agreement.

9.6    The Seller must use all reasonable efforts to assist the Buyers in fulfilling their obligations under clause 9.5 including providing the Buyers with all information and documents as are reasonably required by the Buyers.

9.7    The Buyers and each Principal must following Execution use all reasonable efforts to procure the release of the personal guarantee given by each Principal in respect of the Plant and Equipment Lease as soon as practicable after Execution.

9.8    Until each Principal is released from such guarantee, the Buyers indemnify each Principal from and against any Claim or liability arising out of such guarantee that may be suffered, paid or incurred by either Principal, but only to the extent that such Claim or liability relates to the failure of the Buyers to do anything that they are required to do in relation to the subject matter of the guarantee after Execution.

9.9    The Buyers must procure that all Business Records are preserved for the period beginning on the date of Execution until:

  six years from the date of Execution; and

  any date required by an applicable Law.

9.10    The Seller must ensure that all Excluded Records and Excluded Contracts are preserved for the period beginning on the date of Execution:

  six years from the date of Execution; and

  any date required by an applicable Law.

9.11    After Execution, the Buyers must provide the Seller and its representatives with reasonable access to the Business Records and to take copies of any Business Records (at the accessing party's cost) for the limited purposes of:

  complying with any applicable law, including any applicable law relating to Tax;

  preparing Tax or other returns required of it by law; or

  dealing with the accounting, Taxation, financial or insurance affairs of the Seller or the Directors or any of their related entities.

9.12    After Execution, the Seller and the Principals must provide the Buyers and their representatives with reasonable access to the Excluded Records and the Excluded Contracts and to take copies of any Excluded Records and Excluded Contracts (at the Buyers' cost) for the limited purposes of:

  complying with any applicable law, including any applicable law relating to Tax;

  preparing Tax or other returns required of it by law; or

  dealing with the accounting, Taxation, financial or insurance affairs of the Seller or the Directors or any of their related entities.

10.    Transfer of Contracts

10.1    On and from Execution, the Seller assigns the Seller's interest in the Contracts to S & W Seed and S & W Seed accepts such assignment and assumes the burden of the Assumed Contracts in accordance with this clause 10.

10.2    In respect of the hire purchase arrangements between the Seller and Macquarie Leasing Pty Limited (Provider) for the Mitsubishi Triton utility vehicle (Vehicle), the Buyer acknowledges and agrees on Execution, to accept transfer of the Vehicle from the Seller encumbered as a result of the hire purchase arrangements, and accept a transfer of the hire purchase arrangements along with all of the other Contracts under clause 10.1.

10.3    To the extent that the Seller cannot and does not transfer a Contract (including if an assignment or attempted assignment of a Contract requires the consent of the counterparty to the Contract and would constitute a breach of that Contract if an assignment were made without that consent), on and from the day of Execution the Seller holds the Seller's interest in each such Contract on trust for S & W Seed.

10.4    If the consent of a third party is required for the transfer of a Contract to S & W Seed under clause 10.1:

  the Seller must use all reasonable endeavours to obtain that consent by or as soon as reasonably practicable after Execution, and in obtaining that consent, the Seller is not restricted in identifying S & W Seed as the Buyer and providing any publicly available information as required by the third party; and

  S & W Seed must use all reasonable endeavours to provide documents and information as reasonably requested by the third party which are publicly available information.

10.5    S & W Seed may in its absolute discretion choose to novate each Contract, on and from Execution.

10.6    The Seller must not breach any Contract before Execution.

10.7    The Seller must indemnify S & W Seed against all Claims and all costs, losses and expenses suffered, paid or incurred by S & W Seed from or in relation to a breach, non- performance or non-observance of any Contract before Execution or any obligation which is due to be performed before Execution under a Contract.

10.8    In respect of Contracts that are not novated on and from Execution, then on and from Execution, the Buyers are responsible for, and must use reasonable efforts to perform, the Seller's obligations under any Contract and obligations arising from quotations given, tenders made or orders given or taken by the Seller in the ordinary course of the Business before Execution, excluding unusual or onerous quotations, tenders and orders. The Seller must provide the Buyers with reasonable assistance as is requested from time to time to allow the Buyers to perform such obligations. The Buyers indemnify the Seller from and against all Claims, losses, costs or expenses suffered, paid or incurred by the Seller from or in relation to any breach, non-performance or non-observance of any obligation which is due to be performed after Execution under a Contract that is not novated on and from Execution.

10.9    If, despite all reasonable endeavours, the Seller and the Buyers are unable (including because any third party consent required cannot be obtained) to transfer a Contract under clause 10.1 within six months from Execution, either of the Buyers may, by written notice to the Seller, require the Seller to terminate the Contract with, in so far as reasonably practicable, no additional liability to either the Seller or the Buyers. For the avoidance of doubt, there will be no adjustment to the Purchase Price as a result of any such termination.

11.    Transfer of manufacturers' warranties

11.1    On and from Execution, the Seller transfers to the Buyers the benefit of all warranties and guarantees by any third party for any Asset.

11.2    To the extent that the Seller cannot transfer the benefit in those warranties and guarantees, on and from Execution, the Seller holds the Seller's interest in those warranties and guarantees on trust for the Buyers.

12.    Receivables

12.1    Upon Execution, the Seller must hand to the Buyers a list of Receivables incurred up to the day before Execution.

12.2    Upon Execution, the Seller must not pursue the Receivables.

12.3    From Execution, the Seller must give reasonable assistance (including during any form of debt recovery or enforcement proceedings) to the Buyers in collecting the Receivables provided that any debt recovery or enforcement proceedings by the Buyers shall be at the Buyers' cost;

12.4    The Seller must pay any amounts received by the Seller following Execution to the Buyers within 5 Business Days after receipt if the Seller receives any Receivables.

13.    Creditors

The Seller must pay all of the Seller's debts to creditors of the Business incurred prior to Execution as and when they become due and payable.

14.    Products sold before Execution

14.1    The Buyers may repair or replace any goods provided by the Seller in the Business and still under warranty after Execution, at the Seller's cost.

14.2    The Seller must pay the Buyers for such repair or replacement within 5 Business Days of receipt of the Buyers' written notice.

15.    No competition

15.1    Each of the Seller, each Director and Bottrell must not, directly or indirectly in any capacity (including but not limited to principal, employee, consultant, agent, director, officer, partner, or participant in a joint venture, corporation, trust or other entity) own, manage, advise, support, finance, operate, control, carry on or be engaged in, participate in, or be associated or connected in any manner with a business similar to the Business:

  1 within five years after Execution;

    within four years after Execution;

    within three years after Execution;

    within two years after Execution;

    within one year after Execution;

    within six months after Execution;

  anywhere in the world;

    in the Southern Hemisphere;

    in the Northern Hemisphere;

    in Australia;

    in Europe;

    in Asia;

    in Africa;

    in North America;

    in South America;

    in Antarctica;

    in South Australia;

    in Queensland;

    in Western Australia;

    in New South Wales;

    in Victoria;

    in Tasmania;

    in the Northern Territory;

    in the Australian Capital Territory;

    within 200 kilometres from the Premises;

    within 100 kilometres from the Premises;

    within 50 kilometres from the Premises;

    within 30 kilometres from the Premises;

    within 10 kilometres from the Premises.

15.2    Each of the Seller, each Director and Bottrell must not, directly or indirectly in any capacity (including but not limited to principal, employee, consultant, agent, director, officer, partner, or participant in a joint venture, corporation, trust or other entity):

  induce or attempt to induce any customer to deal with the Seller, a Director, Bottrell or any other person;

    accept work, similar to that performed in the Business, from any customer;

    sell or otherwise supply, any goods, services or products that are the same as, or similar to, those provided in the Business to any customer;

    sell or otherwise supply, any goods, services or products that are the same as, or similar to, those provided in the Business to any person who the Seller, any of the Directors, or Bottrell knows, or ought reasonably to know, that that person will, or is likely to, or who otherwise supplies, those goods, services or products to any customer;

  within five years after Execution;

    within four years after Execution;

    within three years after Execution;

    within two years after Execution;

    within one year after Execution;

    within six months after Execution.

15.3    Each of the Seller, each Director and Bottrell must not, directly or indirectly in any capacity (including but not limited to principal, employee, consultant, agent, director, officer, partner, or participant in a join venture, corporation, trust or other entity):

  induce or attempt to induce any person to leave the employment of the Buyers;

  use a name similar to a Business Name as a registered business name or as a corporate name or a trademark.

15.4    Clause 15.1 is read as if each possible combination of:

  the start of clause 15.1;

  a period in clause 15.1(a); and

  an area in clause 15.1(b);

  is a separate clause.

15.5    Clause 15.2 is read as if each possible combination of:

  the start of clause 15.2;

  a conduct in clause 15.2(a); and

  a period in clause 15.2(b);

  is a separate clause.

15.6    All combinations apply cumulatively. Each combination must be read down to the extent necessary to be valid. If any combination cannot be read down to that extent, it must be severed.

15.7    In this clause:

  customer means any person who acquired goods, services or products, from the Seller within the 12 months immediately before Execution;

  induce includes the inducement by a person other than the Seller, any of the Directors, or Bottrell where the Seller, any of the Directors or Bottrell:

    is aware, or has sufficient reason to be aware, of the inducement; or

    stands to benefit, directly or indirectly, from the inducement by that person.

15.8    Each of the Seller, each Director and Bottrell acknowledges that:

  default under this clause may lessen the value of the Assets;

  the restrictive undertakings in this clause are reasonable and necessary to protect the value of the Business and the Assets;

  it has received legal advice or has had the opportunity to receive legal advice about this Agreement (including this clause);

  the Buyers may seek an injunction if:

    the Seller, a Director or Bottrell defaults or threatens to default under this clause; or

    the Buyers have reason to believe that the Seller, a Director or Bottrell will default under this clause.

15.9    Nothing in this clause is intended to:

  apply to the Seller's shareholding in S & W Seed;

  restrict the ability of any Seller, any Director or Bottrell to work as an employee, consultant, agent or director of the Buyers;

  restrict the ability of David John Holman to maintain a small residual involvement with Pennington Seed in order to transition out of a historical role, provided that there is no conflict of interest with either Buyer; or

  restrict in any way the seed coating operations run by any related body corporate of Bottrell or Bennett.

16.    Warranties

16.1    No warranty in this Agreement is limited by any other warranty.

16.2    Each warranty in this Agreement is also a representation.

16.3    Each party enters into this Agreement in reliance on the warranties in this Agreement.

16.4    The warranties in this Agreement remain in full force and binding, including after Execution.

16.5    Each of the Buyers represents and warrants to the Seller that, as at the date of Execution:

  it is a corporation duly organised and validly existing under the applicable Law;

  it is not insolvent and no receiver has been appointed and no controller has any right over any part of its assets and no such appointment has been threatened;

  it is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of winding it up or placing it under official management;

  it has full corporate power and lawful authority to execute and deliver this Agreement; and

  this Agreement constitutes a legal, valid and binding obligation on it enforceable in accordance with its terms by appropriate legal remedy.

16.6    The Seller represents and warrants to the Buyers that each of the Warranties is complete, true and accurate and each such Warranty is given as at the date of Execution.

17.    Limitations on Warranty Claims

17.1    The Warranties are given subject to and qualified by the Disclosure Letter, and the Buyers may not make any Warranty Claim if, and only to the extent that, a disclosure is made in the Disclosure Letter and that disclosure qualifies a Warranty in accordance with the Disclosure Letter.

17.2    Each of the following applies in respect of any Warranty Claim:

  (Maximum aggregate liability for all Warranty Claims) The maximum aggregate amount that the Buyers may recover from the Seller in respect of all Warranty Claims is the sum of:

    the total amount of the Purchase Price that has been paid in cash;

    the total amount of the Purchase Price that has not yet been paid (either in cash or in the form of the issue of common stock in S & W Seed); and

    the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller as at the date of the Warranty Claim Notice where all of such common stock remains held by the Seller or, if some or all of that common stock has already been sold by the Seller, then:

      the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller as at the date of the Warranty Claim Notice and which remains held by the Seller as at the date of the Warranty Claim; Notice and the gross proceeds that were received by the Seller for such common stock if such common stock was sold on arm's length terms or if not, the 10 day VWAP of such common stock as at the date on which such common stock was sold or transferred, provided that where:

    the amount that the Buyers may recover from the Seller under all Warranty Claims under all Warranty Claim Notices as at the relevant date exceeds the sum of the amounts in clause 17.2(a)(1) and clause 17.2(a)(3) (Earn Out Excess) then:

      the Seller is only required to pay to the Buyers the amounts in clause 17.2(a)(1) and clause 17.2(a)(3); and

      the Buyers are entitled to offset the Earn Out Excess against the Earn Out Amount,

    and for the avoidance of doubt, if the Earn Out Amount is nil, then the Seller is only required to pay to the Buyers the amounts in clause 17.2(a)(1) and clause 17.2(a)(3); and

    where common stock in S & W Seed that has been issued to the Seller is not able to be traded on the NASDAQ Capital Market or other US national securities exchange, and where the amount that the Buyers may recover from the Seller under all Warranty Claims under all Warranty Claim Notices as at the relevant date exceeds the amount in clause 17.2(a)(1) (Stock Excess), then the Seller must:

      pay to the Buyers the amount in clause 17.2(a)(1); and

      surrender to, or transfer at the direction of, S & W Seed such number of common stock at the 10 day VWAP as at the date of the Warranty Claim Notice that is equal to the Stock Excess and sign any and all documents necessary and required by S & W Seed to give effect to such surrender or transfer;

  (Threshold) The Buyer may not give a Warranty Claim Notice under clause 18 until:

    the amount estimated under clause 18 for a Warranty Claim is at least $20,000; and

    the total amount estimated under clause 18 for all of the Warranty Claims that are the subject of that Warranty Claim Notice (or any previously issued Warranty Claim Notices) is at least $100,000.

    For the avoidance of doubt, each Warranty Claim can be of any amount provided that each Warranty Claim is at least the minimum threshold in clause 17(1) and the sum of all of the Warranty Claims is at least the minimum threshold in clause 17(2), and once both minimum thresholds have been reached, then the full amount of all Warranty Claims can be recovered, and further Warranty Claim Notices can be provided subsequently without meeting the minimum threshold in clause 17(2); and

  (Time Limitation) The Buyer may not give a Warranty Claim Notice under clause 18 after the date on which the Earn Out Amount is due and payable under clause 4.1(c).

  For the avoidance of doubt, this clause has no effect on the finalisation of any Warranty Claim the subject of a Warranty Claim Notice that is given before the time limitation specified above that has not been resolved (whether by agreement between the parties or otherwise) within six months of the date on which the Earn Out Amount (if any) is due and payable (Outstanding Warranty Claim) but the Seller will have no liability for any Outstanding Warranty Claim unless legal proceedings have been issued and served on the Seller within that six month period.

17.3    If the Buyers, or any related body corporate of a Buyer, receives any payment from or on behalf of the Seller for a Warranty Claim (Seller Payment) and either Buyer or any related body corporate of a Buyer subsequently recovers any amount from any third party (including under a third party Claim) for that Warranty Claim (Recovered Amount), the Buyers must promptly:

  notify the Seller of the Recovered Amount; and

  pay the Seller an amount equal to the lesser of:

    the Recovered Amount less any costs and expenses incurred by the Buyers or any related body corporate of the Buyers (as the case may be) in making that recovery; and

    the Seller Payment.

17.4    The Buyers acknowledge and agree that, except as expressly stated in this Agreement (including in the Warranties):

  none of the Seller, the Directors, Bottrell or Bennett nor any of their representatives has made any representations or given any advice, warranty, undertaking, promise or forecast of any kind in relation to the Assets, the Business, this Agreement or any other matter;

  no representations, advice, warranties, undertakings, promises or forecasts, express or implied:

    are given in relation to:

      any economic, fiscal or other interpretations or evaluations relating to the Business;

      future matters including the future financial position or performance of the Business; or

    have:

      induced or influenced the Buyers to enter into, or agree to any terms or conditions of, this Agreement;

      been relied on in any way as being accurate by the Buyers;

      been warranted to the Buyers as being true; or

    have been taken into account by the Buyers as being important to the decision to enter into, or agree to any or all of the terms of, this Agreement; and

  at no time has:

    the Seller or any of its representatives made or given; or

    the Buyers relied on,

any representation, warranty, promise or undertaking by the Seller or any of its representatives in respect of the future financial performance or prospects of the Business or otherwise (including in connection with any financial analysis or modelling conducted by the Seller or any of its representatives).

17.5    Despite any other provision of this Agreement:

  if the Buyers sell or assign any of the Assets, the Buyers shall not assign or purport to assign to any third party, the right to make a Warranty Claim; and

  in no event is either Buyer entitled to seek any remedy in relation to any Warranty Claim which has the effect of terminating, voiding or rescinding this Agreement.

17.6    Any payment by or on behalf of the Seller for a Warranty Claim will be treated as a reduction in the Purchase Price.

17.7    The Buyers may not recover from the Seller, any Guarantor or Bennett more than once for a Warranty Claim.

17.8    Each qualification and limitation in this clause 17 is to be construed independently of the others and is not limited by any other qualification or limitation.

18.    Warranty Claims

18.1    If the Buyers have sufficient specificity of the facts, matters, background and circumstances that are likely to lead to the Buyers giving a notice under clause 18.2, then the Buyers (acting reasonably) will endeavour to communicate those facts, matters, background and circumstances to the Seller, provided that the failure by the Buyers to do so shall in no way compromise or prevent the Buyers giving a notice under clause 18.2.

18.2    If either of the Buyers has a Warranty Claim, then it may give a notice in writing (Warranty Claim Notice) to the Seller setting out reasonable particulars to identify the nature and scope of the Warranty Claim and a bona fide estimate of the monetary value of the Warranty Claim.

18.3    If:

  the Warranty that is the subject of the Warranty Claim Notice cannot, in the Buyers' reasonable opinion, be remedied or rectified; or

  within 15 Business Days after being given the Warranty Claim Notice, the Seller does not:
    rectify or remedy, or cause to rectify or remedy, the breach of Warranty that is the subject of the Warranty Claim Notice to the satisfaction of the Buyers; or
    provide notice in writing to the Buyers that it disputes the Warranty Claim set out in the Warranty Claim Notice,

  then, subject to clause 18.4 the Seller must pay to the Buyers the amount determined as representative of the monetary value of the Warranty Claim as set out in the Warranty Claim Notice within 10 Business Days.

18.4    If the Earn Out Amount has not been paid for in accordance with clause 4, the Buyers may (in their absolute discretion) reduce the Earn Out Amount, by such amount determined as representative of the monetary value of the Warranty Claim as set out in the Warranty Claim Notice and:

  if the Seller has not provided notice of dispute under clause 18.3(b)(2), and to the extent that the monetary value of the Warranty Claim exceeds the Earn Out Amount, the Seller must pay to the Buyers the excess within 25 Business Days from the date of the Warranty Claim Notice; or
  if the Seller has provided notice of dispute under clause 18.3(b)(2), then the Seller can dispute both the amount payable to Buyers in respect of the Warranty Claim and the Buyers' entitlement to reduce the Earn Out Amount under this clause.

19.    Third party claims

19.1    The Seller indemnifies the Buyers against all losses, costs, liability and expenses incurred by the Buyers:

  in respect of any Employee entitlements or Employee Remuneration; and

  in respect of any amount owed or payable to the Principals by the Seller prior to Execution, whether as Employees or otherwise.

19.2    If any Claim is brought by a third party against the Seller and/or either Buyer regarding the ownership of, or any infringement of, or otherwise in connection with, any Assets:

  if the Claim is brought against the Seller, the Seller must:

    give the Buyers written notice of the Claim brought against it; and

    use its best endeavours to inform the Buyers promptly of any circumstances thought likely to give rise to any such Claim;

  regardless of whether a Claim is brought against the Seller and/or the Buyers or either of the Buyers, the Seller must:

    give to the Buyers such assistance as may reasonably be required for the conduct and prompt handling of such Claim;

    provide to the Buyers reasonable access to any documentation, records or accounts within the possession, custody or power of the Seller and allow the Buyers to make copies of such documentation, records or accounts at the Seller's cost;

  the Buyers shall:

    have the right to take over full care and control of the defence to any Claim by a third party;

    be entitled to use legal counsel of its choice; and

    keep the Seller informed of the progress of any such Claim; and

  the Seller:

    may, upon becoming aware of a Claim by a third party against the Buyer, give to the Buyer notice that it wishes to participate in such Claim at the Seller's cost;

    after giving the notice under clause 19.1(d)(1), shall have the right to:

      have reasonable access to any correspondence between the third party and the Buyer regarding such Claim and to make copies of such correspondence at the Seller's cost, subject to appropriate confidentiality and privilege undertakings; and

      be involved in and actively participate in any such Claim at the Seller's own costs.

20.    Guarantee, indemnity and undertaking

20.1    Each of the Guarantors severally in the respective limitation proportions set out in clause 20.6 to clause 20.8 (and not on a joint basis or joint and several basis), guarantees to the Buyers:

  punctual payment of any money payable by the Seller to the Buyers under this Agreement (including for breach of Warranty); and

  punctual performance of the Seller's obligations under this Agreement,

  and as Directors and/or as a shareholder of the Seller, receive and acknowledge that they receive, benefit from the Seller entering into this Agreement.

20.2    As a separate obligation, each of the Guarantors severally in the respective limitation proportions set out in clause 20.6 to clause 20.8 (and not on a joint basis or joint and several basis) indemnifies the Buyers against any loss that either Buyer suffers because the Seller:

  does not punctually pay all the money payable to the Buyers under this Agreement (including for breach of any Warranty); or

  does not punctually perform all of its obligations under this Agreement.

20.3    Bottrell acknowledges, agrees and undertakes that:

  it has not and will not sell, transfer, dispose of, assign, grant an option or security over, part with the benefit of, mortgage, charge, declare a trust over, encumber, deal with, surrender any interest in, allocate or distribute any benefit or distribution in relation to its shares in the Seller, its units in the SV Genetics Unit Trust or any of its assets;

  it will hold any distributions from the SV Genetics Unit Trust that it receives from the Seller in cash or cash equivalents; and

  it will not distribute any of the funds referred to in clause 20.3(b) until the expiry of all time limitations specified in this Agreement for the Warranty Claims.

20.4    In the event that Bottrell defaults under clause 20.3, Bennett guarantees to the Buyers punctual payment of any money or common stock of S&W Seed which has been distributed to Bottrell by the Seller under clause 20.3.

20.5    The guarantee and the indemnity in clauses 20.1 and 20.2 are continuing securities for the whole of the Seller's obligations (present and future) under this Agreement to the Buyers. They continue until the:

  Seller has paid all money payable to the Buyers under the Agreement (present and future), including for breach of Warranty;

  Seller otherwise performed and observed all of its obligations (present and future) under the Agreement; or

  Buyers discharge a Director, Bottrell or Bennett in writing.

20.6    The maximum aggregate amount that the Buyers may recover from David John Holman under clause 20 is one third of the sum of:

  the total amount of the Purchase Price that has been paid in cash;

  the total amount of the Purchase Price that has not yet been paid (either in cash or in the form of the issue of common stock in S & W Seed); and

  the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller prior to the date of the Warranty Claim Notice where all of such common stock remains held by the Seller, or if some or all of that common stock has already been sold by the Seller, then:

    the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller as at the date of the Warranty Claim Notice and which remains held by the Seller as at the date of the Warranty Claim Notice; and

    the gross proceeds that were received the Seller for such common stock if such common stock was sold on arm's length terms or if not, the 10 day VWAP of such common stock as at the date on which such common stock was sold or transferred, provided that where the amount that the Buyers may recover from David John Holman under this clause 20 exceeds the sum of the amounts in clause 20.6(a) and clause 20.6(c) (Holman Excess) then:

  David John Holman is only required to pay to the Buyers the amounts in clause 20.6(a) and clause 20.6(c); and

  the Buyers are entitled to offset the Holman Excess against the Earn Out Amount.

20.7    The maximum aggregate amount that the Buyers may recover from Alan Irvine Scott under clause 20 is one third of the sum of:

  the total amount of the Purchase Price that has been paid in cash;

  the total amount of the Purchase Price that has not yet been paid (either in cash or in the form of the issue of common stock in S & W Seed); and

  the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller prior to the date of the Warranty Claim Notice where all of such common stock remains held by the Seller, or if some or all of that common stock has already been sold by the Seller, then:

    the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller as at the date of the Warranty Claim Notice and which remains held by the Seller as at the date of the Warranty Claim Notice; and

    the gross proceeds that were received the Seller for such common stock if such common stock was sold on arm's length terms or if not, the 10 day VWAP of such common stock as at the date on which such common stock was sold or transferred, provided that where the amount that the Buyers may recover from Alan Irvine Scott under this clause 20 exceeds the sum of the amounts in clause 20.7(a) and clause 20.7(c) (Scott Excess) then:

  Alan Irvine Scott is only required to pay to the Buyers the amounts in clause 20.7(a) and clause 20.7(c); and

  the Buyers are entitled to offset the Scott Excess against the Earn Out Amount.

20.8    The maximum aggregate amount that the Buyers may recover from Bottrell under clause 20 is one third of the sum of:

  the total amount of the Purchase Price that has been paid in cash;

  the total amount of the Purchase Price that has not yet been paid (either in cash or in the form of the issue of common stock in S & W Seed); and

  the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller prior to the date of the Warranty Claim Notice where all of such common stock remains held by the Seller, or if some or all of that common stock has already been sold by the Seller, then:

    the 10 day VWAP of the common stock in S & W Seed that has been issued to the Seller as at the date of the Warranty Claim Notice and which remains held by the Seller as at the date of the Warranty Claim Notice; and

    the gross proceeds that were received the Seller for such common stock if such common stock was sold on arm's length terms or if not, the 10 day VWAP of such common stock as at the date on which such common stock was sold or transferred, provided that where the amount that the Buyers may recover from Bottrell under this clause 20 exceeds the sum of the amounts in clause 20.8(a) and clause 20.8(c) (Bottrell Excess) then:

  Bottrell is only required to pay to the Buyers the amounts in clause 20.8(a) and clause  20.8(c); and

  the Buyers are entitled to offset the Bottrell Excess against the Earn Out Amount.

20.9    The maximum aggregate amount that the Buyers may recover from Bennett under clause 20.4 is the amount of money or common stock in S & W Seed distributed by the Seller to Bottrell and/or Bennett and/or any of their associates as at the date on which the Buyers seek to enforce the guarantee under clause 20.4 (excluding amounts properly distributed to other unitholders in the SV Genetics Unit Trust as at the date of Execution).

20.10    A liability or obligation under this clause is not discharged, released or reduced by:

  a consent, concession, release, agreement not to sue, waiver of default, or extension of time by the Buyers to the Seller, a Director, Bottrell, Bennett or other person;

  an arrangement, composition or compromise between the Buyers and the Seller, a Director, Bottrell, Bennett or other person (other than one in which the Buyers expressly confirm that a liability or obligation under this clause is discharged, released or reduced);

  variation (including material variation) of this Agreement;

  failure or delay by the Buyers in making demand on the Seller, or in enforcing this Agreement against the Seller;

  failure or delay by the Buyers in making demand on Bottrell, Bennett or the Principals , or in enforcing this Agreement against Bottrell, Bennett or the Principals;

  a dealing with, or a variation, exchange, renewal, release, abandonment or transfer of, or a failure or delay in enforcing a Contract or other instrument;

  merger, amalgamation, reconstruction or alteration in the nature or composition of the Buyers, or the Seller;

  the death or incapacity of the Seller, a Director, Bottrell, Bennett or other person;

  the Insolvency of the Seller, a Director, Bottrell, Bennett or other person (whether or not the Buyers assent to it or receive a dividend in it);

  mistake by the Buyers;

  an agreement (present or future) between the Buyers and the Seller, a Director, Bottrell, Bennett or other person (other than one under which the Buyers expressly confirm that a liability or obligation under this clause is discharged, released or reduced);

  this Agreement being unenforceable or void;

  the Seller's lack of capacity or authority to enter into or perform this Agreement, even if the Buyers knew or ought to have known about that lack of capacity or authority;

  failure by the Seller, a Director, Bottrell or Bennett to validly or properly execute this Agreement;

  a payment to the Buyers being void or avoided under any Law, other than for the purposes of calculation of maximum aggregate liability of any Guarantor under clause 20.6;

  an outstanding negotiable instrument or document;

  a judgment or order, obtained by the Buyers against the Seller, a Director, Bottrell or Bennett, in respect of an amount payable under this Agreement;

  disclaimer of this Agreement after the Seller's Insolvency;

  acceptance by the Buyers of security or additional security from the Seller; or

  any other right, act, omission or delay of the Buyers or other person (other than an act pursuant to which the Buyers expressly confirm that a liability or obligation under this clause is discharged, released or reduced).

20.11    Clause 20.6 applies even if:

  it imposes additional obligations on a Guarantor, Bennett or Bottrell;

  a Guarantor, Bennett or Bottrell does not know of or consent to an event specified in clause 20.6;

  there is a rule of Law or equity to the contrary.

20.12    For the avoidance of doubt, where liability for a Warranty Claim is limited under clause 17, the amount of liability for a guarantee or indemnity under this clause 20 in respect of that Warranty Claim will only be up to the amount of that Warranty Claim as limited under clause 17.

21.    Consent

21.1    Unless otherwise provided, a party may give or withhold consent:

  in that party's absolute discretion;

  with or without conditions;

  without giving reasons;

  when that party chooses.

21.2    A party's consent is valid only if it is in writing and signed by that party or its authorised representative.

22.    Confidentiality

22.1    A party may only use confidential information:

  if necessary to perform that party's obligations under this Agreement; or

  if the other party consents to the use.

22.2    A party may only disclose confidential information:

  to that party's professional advisers;

  if required by Law or a recognised stock exchange on which the shares of that party or its ultimate holding company are listed;

  if necessary to perform that party's obligations under this Agreement; or

  if the other party consents to the disclosure.

22.3    In this clause, confidential information is:

  the fact of this Agreement and the transactions contemplated in this Agreement;

  any term of this Agreement;

  any information acquired by a party for the purpose of, or under the terms of, this Agreement;

  in respect of the Buyers, the Confidential Information;

  any other information belonging to a party which is of a confidential nature.

22.4    The Seller, Bottrell and the Directors must not announce this Agreement, without the Buyers' written consent. If the Buyers consent, the announcement must be as the Buyers direct.

22.5    Notwithstanding this clause 22, each of the Seller, Bottrell and the Directors:

  acknowledges that S & W Seed:

    may be required to inform the U.S. Securities and Exchange Commission or a securities exchange on which S & W Seed's securities are listed of its entry into this Agreement and of its material terms and may be required to disclose the existence and terms of this Agreement. S & W Seed will consult with the Seller, Bottrell and the Directors in relation to such disclosures, but the Seller, Bottrell and the Directors agree that S & W Seed ultimately has the right to determine in its absolute discretion the contents of such disclosures.

    is a public company with its securities being listed and traded on the NASDAQ Capital Market, and that in connection with any and all discussions between the parties, the Seller, Bottrell and the Directors may receive material non-public information; and

  agrees that it will not trade (whether by buying or selling) in any securities of S & W Seed after it receives any such material non-public information of S & W Seed.

23.    GST

23.1    All payments under this Agreement are exclusive of GST, unless expressed to be inclusive of GST.

23.2    The Seller and the Buyers agree and acknowledge that the supply of the:

  Assets to S & W Seed under this Agreement (S&W Assets) to S & W Seed is a GST-free supply pursuant to Item 2 in section 38-190 of the GST Law;

  Assets to SGI under this Agreement (SGI Assets) SGI Assets to SGI comprises a taxable supply under the GST Law;

23.3    The Seller and the Buyers further agree and acknowledge that the consideration for the SGI Assets is provided for in the Execution Amount and no part of the Earn Out Amount is consideration for the SGI Assets.

23.4    In relation to the supply of the S&W Assets to S&W Seed, the parties agree that:

  the S&W Assets are intangible and do not include any "goods" or "real property", as those terms are defined in the GST Law;

  S & W Seed is a non-resident entity and it is not present in Australia in relation to the supply of the S&W Assets made to S & W Seed under this Agreement.

23.5    Within 30 days of Execution, SGI must on behalf of the Buyers give the SGI Apportionment to the Seller.

23.6    Upon receipt of the SGI Apportionment, the Seller must issue a tax invoice to SGI for the SGI Assets based on the SGI Apportionment.

23.7    Within 5 days of receipt of the tax invoice contemplated in clause 23.6 above, SGI must pay to the Seller the amount of GST payable on that invoice.

23.8    A party making a supply under this Agreement must issue an adjustment notice immediately it becomes aware of an adjustment event in respect of a taxable supply. Within 14 days after the supplier issues an adjustment note:

  the recipient must pay the supplier any increase in the GST amount;

  the supplier must pay the recipient any decrease in the GST amount.

23.9    If the Australian Taxation Office (ATO) issues an amended notice of assessment requiring the Seller to pay GST on a supply of any of the Assets under this Agreement, then:

  the Seller must, immediately upon receipt of that notice, forward a copy of that notice to the Buyers;

  the Buyers may in their absolute discretion elect to:

    accept the determination in that amended notice of assessment and pay the amount of that GST including any interest, fines, and penalties payable by the Seller to the ATO as a result of the supply of any of the Assets being incorrectly treated as a supply of a going concern or as a result of the GST being paid late, other than as a result of the GST being paid later than the time specified in the amended notice of assessment as a result of the Seller's act or omission (Additional Amounts); or

    challenge the determination in that amended notice of assessment in such manner as the Buyers may determine, in which case:

      such challenge will be at the Buyer's cost and the Buyers indemnify the Seller for any losses, costs or expenses suffered, paid or incurred by the Seller arising out of the challenge or the Buyers taking conduct or control of the challenge;

      the Seller must allow the Buyers to take control and conduct the challenge in any manner determined by the Buyers, including allowing the Buyers to prepare all correspondence and/or documents for proceedings on behalf of the Seller and in the Seller's name;

      the Seller must provide assistance to the Buyers (at the Buyers' cost) including do all things, and provide all documents and information, necessary and requested by the Buyers to enable them to make that challenge, including sending letters to, issuing proceedings against the ATO, or lodging documents in the same form and substance as prepared by the Buyers and to the extent possible, including the Buyers in all correspondences;

      if the challenge by the Buyers has been fully resolved (including resolution of any appeals) or the Buyer decides to no longer pursue the challenge and, at that time, the Seller is required to pay an amount of GST on account of a supply of any of the Assets under this Agreement in addition to the amount paid in accordance with clause 23.7 and Additional Amounts, then the Buyers must pay such excess and Additional Amounts to the Seller so that the Seller can remit such amounts to the ATO; and

  the Seller must immediately remit the amounts paid by the Buyers under clause 23.9(b) to the ATO within the time specified in the ATO's amended notice of assessment.

23.10    In this clause:

  GST Law means A New Tax System (Goods and Services Tax) Act 1999;

  SGI Apportionment means the consideration for the purchase of the SGI Assets which SGI, acting reasonably, estimates as a fair and reasonable apportionment of the Execution Amount.

  expressions used in this clause that are not otherwise defined in this Agreement have the same meaning as they have in the GST Law.

24.    Miscellaneous

24.1    Each party must do everything necessary to carry out this Agreement, including:

  executing documents; and

  making sure its employees and agents perform their obligations.

24.2    No party may do anything that will prevent this Agreement from being carried out.

24.3    A party may only assign its rights or obligations under this Agreement with the written consent of the other parties.

24.4    This Agreement may only be amended in writing signed by the parties.

24.5    A party may only waive a breach of this Agreement in writing signed by that party or its authorised representative. A waiver is limited to the instance referred to in the writing (or if no instance is referred to in t writing, to past breaches).

24.6    The rights and obligations of the parties continue after Execution.

24.7    This Agreement records the entire agreement between the parties about the Business, the Premises and the Assets. The parties exclude all terms implied by Law, where possible.

24.8    Any investigation, whether before or after the date of Execution, by or for the Buyers, does not affect:

  the Warranties;

  the Buyers' rights if a Warranty is incorrect or misleading.

24.9    This Agreement may be executed in any number of counterparts. A counterpart may be a facsimile, digital or electronic scan or portable document format. Together all counterparts make up one document. If this Agreement is executed in counterparts, it takes effect when each party has received the counterpart executed by the other party, or would be deemed to have received it if a notice.

24.10    Notice must be in writing and in English, and may be given by an authorised representative of the sender. Notice may be given to a person:

  personally;

  by leaving it at the person's address or such other address as notified by that person from time to time;

  by sending it by pre-paid mail to the person's address or such other address as notified by that person from time to time;

  by sending it by facsimile to the person's facsimile number or such other facsimile number as notified by that person from time to time, and then confirming it by pre-paid mail to the person's address last notified;

  by sending it by email to the person's email address or such other email address as notified by that person from time to time; and

  for the purpose of clauses 24.10 and 24.11, the Sellers and the Principals nominate their address for service of notices as: "Carter Newell Lawyers, Level 13, 215 Adelaide Street, BRISBANE QLD 4000 ATTN: SVG CLIENT NO. 15416.

24.11    Notice is deemed to be received by a person:

  when left at the person's address;

  if sent by pre-paid mail, on the fifth Business Day after posting;

  if sent by facsimile and confirmed by pre-paid mail, at the time and on the day shown in the sender's transmission report, if it shows that the whole notice was sent to the person's facsimile number last notified; and

  if sent by email, at the time and on the day shown in the sender's record of the sent email, and no automatically generated message is subsequently received by the sender that the email was undeliverable or undelivered.

  However, if the notice is deemed to be received on a day which is not a Business Day or after 5:00 pm, it is deemed to be received at 9:00 am on the next Business Day.

24.12    If two or more persons comprise a party, notice to one is effective notice to all, provided that in the case of notices provided to the Seller or any of the Directors, that notice is also sent to "Carter Newell Lawyers, Level 13, 215 Adelaide Street, BRISBANE QLD 4000 ATTN: SVG CLIENT NO. 15416".

24.13    This Agreement is governed by the Law of South Australia. The parties irrevocably submit to the exclusive jurisdiction of the courts of South Australia and the division of the Federal Court of Australia in that jurisdiction, and the courts of appeal from them. No party may object to the jurisdiction of any of those courts on the ground that it is an inconvenient forum or that it does not have jurisdiction.

24.14    Each party must pay its own costs of preparing this Agreement and any document required by this Agreement. The Buyers must pay (within the time permitted by statute) stamp duty (if required) and other government charges (including any fines, interest or penalties) in respect of this Agreement and any document required by this Agreement. The Seller must pay the costs of obtaining the consent and waivers of third parties.

Execution

Executed as an agreement on	27 May, 2016

Executed by
Seed Genetics International Pty Ltd

/s/ D. Jury	/s/ Andrew Ross Carthew
Director	Company Secretary

Dennis Jury	Andrew Ross Carthew
Name (please print)	Name (please print)

Executed by
S & W Seed Company

/s/ Matthew K. Szot	/s/ D. Jury
Officer	Officer

Matthew K. Szot	Dennis Jury
Name (please print)	Name (please print)

Executed by
SV Genetics Pty Ltd

/s/ D.J. Holman	/s/ Alan Scott
Director	Director

David Holman	Alan Scott
Name (please print)	Name (please print)

Signed by
David John Holman
in the presence of:

/s/ Pamela Holman	/s/ D.J. Holman
Witness	David John Holman
Pamela Holman
Name (please print)

Signed by
Alan Irvine Scott
in the presence of:

/s/ Mary Ann Scott	/s/ Alan I. Scott
Witness	Alan Irvine Scott

Mary Ann Scott
Name (please print)

Signed by
Trevor Bailie
in the presence of:

/s/ Lynly A. Hatton	/s/ Trevor Bailie
Witness	Trevor Bailie

Lynly A. Hatton
Name (please print)

Executed by
Bottrell Precision Ventures LLC

/s/ James R. Bennett
James R. Bennett, member

James R. Bennett

Signed by
James R. Bennett
in the presence of:

/s/ Heidi Crane	/s/ James R. Bennett
Witness	James R. Bennett

Heidi Crane
Name (please print)

Schedule 1 - Details

This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K since, in the Company's opinion, the omitted information does not contain information that is material to an investment decision, and such information is not otherwise disclosed in the Acquisition Agreement. Omitted from Schedule 1 - Details are six numbered sections of bulleted lists or tables as follows:

1. Contracts

2. Electronic Addresses

3. Plant and Equipment

4. Plant and Equipment Leases

5. Sellers Products

6. Stock (as at week commencing 2 May 2016)

The Company hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.

Schedule 2 - Warranties

In this Schedule 2:

(a) a reference to except as disclosed in the Disclosure Letter (or words to that effect) is a reference to something that is disclosed in the signed Disclosure Letter (including by way of disclosure by referring to the specific terms of another document in the Disclosure Letter); and

(b) a reference to as far as the Seller is aware (or words to that effect), in relation to a matter, is to the knowledge and belief that each of the Seller and each Director has after making, or would have if it had made, due and careful enquiries in relation to that matter, or that a diligent seller in the Seller's position ought to have, or that a diligent director in the Directors' position ought to have.

1.    Warranties about Assets

1.1    The Seller warrants that immediately before Execution:

  except as disclosed in the disclosure letter, the Seller has full capacity and power to own, lease and operate the Assets and to conduct the Business; and

  except as disclosed in the disclosure letter, the Seller has legal ownership of the Assets free and clear of all Encumbrances.

1.2    The Seller warrants that as at the date of Execution:

  except as disclosed in the disclosure letter, no act or omission by the Seller has occurred which would entitle the relevant Government Authority to revoke any of the Assets or any part thereof;

  the Seller has in all material respects complied with all Laws in relation to the Assets, Business, Premises and Employees;

  the Assets are all the assets that are used, and are all of the assets necessary, beneficial or incidental to the Buyers' ability to operate the Business as conducted by the Seller as at the date of Execution;

  the Seller has the right to enter this Agreement, is in good standing under the Laws under which it was incorporated, and has not been de-registered;

  except as disclosed in the disclosure letter, the Seller has the right to sell the Assets, without the consent of any person;

  the Seller has made all material data and information in its possession or control relating to the Assets available to the Buyers and it has not knowingly omitted from such data and information anything which could be reasonably foreseen to render any such data or information incorrect, incomplete or misleading in any material respect;

  except as disclosed in the disclosure letter, the Buyers will become the legal and beneficial owner of the Assets, free from Encumbrances;

  as a trustee of the SV Genetics Unit Trust:

    the Seller is the sole trustee of the trust;

    the Seller has power to execute this Agreement and to perform its obligations under this Agreement;

    the Seller has an unrestricted right of indemnity from trust assets;

    the Seller executes this Agreement as part of the proper administration of the trust fund and for the benefit of the beneficiaries; and

    the Seller is not in breach of trust; and

  the tables in Schedule 6 is a true, accurate and complete reflection of the historical tracing of all of the seed lines in the Business that are owned by or licensed to the Seller and included in the Assets.

2.    Warranties about information

The Seller warrants that as at the date of Execution:

  except as disclosed in the disclosure letter, all information, given by or for the Seller to the Buyers or the Buyers' representatives and advisers during negotiations for this Agreement, is true and complete and accurate in all material respects and none of that information is misleading, whether by inclusion of misleading information or by omission of material information or both in any material respect;

  except as disclosed in the disclosure letter, the Seller has disclosed to the Buyers all information about the Business, Premises, Employees and Assets, which the Seller actually knows or should reasonably know, and which would be reasonable for the Buyers, a reasonable buyer, or its professional advisers to expect to have when considering whether or not to acquire the Assets and the Business, whether to accept the Contracts and if so, the terms on which to do so;

  the Seller has produced to the Buyers all Contracts, Employee records, employment contracts, Intellectual Property rights, Approvals, and documents about Claims and government enquiries (present or threatened) of the Seller;

  as far as the Seller is aware, there is no circumstance reasonably likely to:

    be, or lead to, a Material Adverse Change;

    require substantial capital expenditure,

  except as disclosed in the disclosure letter or except the circumstances affecting the whole industry in which the Business operates wherever the Business operates (and only to the extent that the Business is not materially or disproportionately adversely affected as compared to other participants in the industry); and

  all predictions, projections, expectations and opinions by or for the Seller are reasonably based and are reached in good faith after careful consideration having regard to any assumptions on which those predictions, projections, expectations and opinions are based which have been disclosed to the Buyers, including assumptions which underlie the Seller's financial model provided to the Buyers in the course of due diligence.

3.    Warranties about Plant and Equipment

The Seller warrants that as at the date of Execution:

  section 3 of Schedule 1 is a true, complete and accurate list of each item of Plant and Equipment, including the location of such item;

  each item of Plant and Equipment and each item subject to a Plant and Equipment Lease:

    is in good repair, taking into account normal wear and tear;

    has been repaired, maintained and serviced as required to remain in good repair, taking into account normal wear and tear;

    is reasonably fit for the purpose for which it was designed;

    except as disclosed in the disclosure letter, is in the physical possession of the Seller and is used solely by the Seller;

    is either not a fixture to real property or is a fixture which the Seller has the right to remove;

    as far as the Seller is aware, and except as disclosed in the disclosure letter, complies with all applicable safety requirements;

    is not surplus to the requirements of the Business;

    is recorded in the Business Records;

  the Seller legally owns each item of Plant and Equipment (excluding Plant and Equipment subject to a Plant and Equipment Lease), free from Encumbrances;

  each vehicle, included in the Plant and Equipment or subject to a Plant and Equipment Lease, is properly registered;

  for each material item of Plant and Equipment and each item subject to a Plant and Equipment Lease, the Business Records include:

    records of purchase, use, modification, repairs and maintenance;

    any records which the relevant occupational health and safety requirements required to be kept; and

  the Plant and Equipment and items subject to the Plant and Equipment Leases are all the plant and equipment that are necessary, beneficial or incidental for the continuing operation of the Business as it is conducted by the Seller as at the date of Execution.

4.    Warranties about Stock

The Seller warrants that as at the date of Execution:

  section 6 of Schedule 1 is a true, complete and accurate list of each and every item of Stock and identifies the quantity held by the Seller and the location where such Stock is held;

  all parent seed included in the Stock:

    is of acceptable quality and fit for its purpose, and usable and saleable in the ordinary course of the Business;

    complies in all material respects with all relevant Laws;

    is packaged or labelled in a manner that is not misleading or deceptive and complies in all material respects with all relevant Laws;

    except as disclosed in the disclosure letter, is properly designed and is fit for the purpose for which designed;

    is produced and manufactured to proper standards and, as far as the Seller is aware, will not be the subject of any product liability Claims;

  all Stock conforms to description and specifications and all applicable standards;

  the Seller has disclosed in writing to the Buyers all customer complaints and Claims and all prosecutions (past, present or threatened) about goods supplied by the Seller;

  the Seller legally owns all the Stock, free from Encumbrances; and

  there is enough Stock for the projected requirements of the Business for at least one year after Execution.

5.    Warranties about Contracts

5.1    The Seller warrants that as at the date of Execution:

  except as disclosed in the disclosure letter, section 1 of Schedule 1 and Schedule 9 is a true, complete and accurate list of each and every Contract in respect of the Business or otherwise of the Seller;

  except as disclosed in the disclosure letter, the Seller has disclosed to the Buyers, and provided originals or complete and correct copies of, all Contracts and all documents and other material information relating to the Contracts;

  each Contract is on arm's length terms;

  except as disclosed in the disclosure letter, the Seller has not entered into any Contract or arrangement under which the Seller or any other person is liable or obligated to pay a finder's fee or any other fee to any person for the entry of the Seller into this Agreement or the completion of the transactions under this Agreement;

  each Contract or arrangement which is a related party transaction is on terms which are no more favourable than on arm's length terms;

  each Contract is binding according to its express terms;

  the Seller has not received notice of termination, rescission, avoidance or repudiation of any Contract or is aware, or should reasonably be aware, that it will receive a notice of termination, rescission, avoidance or repudiation of any Contract;

  the Seller is not in default under any Contract or would be in default of any Contract, and as far as the Seller is aware, no counterparty to a Contract is in default under that Contract, or would be in default of that Contract, but for the requirements of notice or lapse of time or both;

  the Seller does not know of any circumstance likely to give rise to a material default by any party under a Contract;

  no Contract or open offer, tender or quotation contains any onerous or unusual provisions in the context of the industry in which the Business operates wherever the Business operates;

  each Contract and each open offer, tender or quotation was made in the ordinary course of the Business;

  except as disclosed in the disclosure letter, no third party to a Contract may terminate or vary the Contract because of a change in the ownership, management of control of the Business or the performance of this Agreement;

  except as disclosed in the disclosure letter, nothing in the Contracts requires or provides that the Seller (or either Buyer or its associates) to:

    grant to any third party, any right to any Intellectual Property, or any intellectual property owned by, or licenced to, any of them;

    be bound by, or subject to, any non-compete, non-solicitation, or any other restriction on the operation or scope of the Business, or their respective businesses; or

    be obligated to pay any royalties or other fees or consideration regarding intellectual property owned by any third party;

  no supplier or customer of the Business:

    has stopped trading with the Business within six months before the date of Execution;

    has indicated that it will cease or reduce trading with the Business, or that it will cease or reduce its terms of trade, after the date of Execution;

  except as disclosed in the disclosure letter, the Seller's terms of trade with customers have not substantially changed within two years before the date of Execution;

  except as disclosed in the disclosure letter, all Contracts are properly stamped where required by Law;

  no Contract is, or ought to be, authorised or registered under the Competition and Consumer Act 2010 or any other anti-trust legislation;

  the Seller has not restricted the Seller's freedom to supply and obtain goods and services;

  the Seller is not party to any foreign currency transaction;

  the Seller has granted or created, or agreed to grant or create, only those loans, guarantees, letters of comfort, indemnities, finance leases, hire purchase agreements or Encumbrances disclosed to the Buyers;

  except as disclosed in the disclosure letter, each Contract, whereby the Seller makes a taxable supply (within the meaning of the A New Tax System (Goods and Services Tax) Act 1999), requires the recipient of that supply to pay to the Seller any GST (within the meaning of that Act) payable by the Seller in respect of that supply; and

  the Seller has not done anything or omitted to do anything that could lead to the termination or cancellation of, or agreed to amend any provisions in, any Contract.

6.    Warranties about Business Name

The Seller warrants that as at the date of Execution:

  the Seller owns the Business Name, has the right to use the Business Name without the consent of any other person and is able to assign to the Buyers the rights in the Business Name;

  the Seller carries on the Business only under the Business Name;

  the Seller has not allowed any other person to use any Business Name or register, as a business or corporate name or trade mark, a name similar to a Business Name or granted any licences or registered user rights over the Business Name;

  there are no Claims against the Seller challenging the Seller's ownership or right to use the Business Name; and

  the Business Name does not infringe any intellectual property right of any other person and the Seller has no reason to suspect any use or infringement of the Business Name by any other person.

7.    Warranties about Intellectual Property

The Seller warrants that as at the date of Execution:

  Schedule 6 is a true, complete and accurate list of each and every plant variety and germplasm variety necessary, beneficial or incidental in operating the Business and/or in exploiting the Assets;

  Schedule 6 is a true, complete and accurate list of all intellectual property owned by the Seller or for which the Seller has rights to use, that are necessary, beneficial or incidental to operating the Business as it is conducted by the Seller as at the date of Execution, exploiting the Assets and/or which are in connection with the design, development, manufacture, use, marketing, import, export, distribution, licensing, and sale of (and offers to sell) all Seller Products;

  section 5 of Schedule 1 is a true, complete and accurate list of each and every Seller Product;

  except as disclosed in the disclosure letter, the Seller exclusively owns or has enforceable rights to use all Intellectual Property and, subject to obtaining any applicable required consents or permissions in relation to Intellectual Property licensed from third parties, is able to assign to S & W Seed the rights in the Intellectual Property.

  the Intellectual Property is all the intellectual property that is necessary, beneficial or incidental for:

    the continuing operation of the Business by the Buyers (as currently conducted by the Seller as at the date of Execution and as intended to be operated by the Buyers after Execution as contemplated in the Seller's financial projections);

    the exploitation of the Assets (as currently exploited by the Seller as at the date of Execution and as intended to be exploited by the Buyers after Execution as contemplated in the Seller's financial projections);

    the design, development, manufacture, use, marketing, import, export, distribution, licensing, and sale of (and offers to sell) all Seller Products (as currently sold by the Seller as at the date of Execution) and as intended to be sold by the Buyers after Execution as contemplated in the Seller's financial projections;

  the Seller does not own, use or require any intellectual property, and there is no other intellectual property that is necessary, beneficial or incidental to the Business as it is conducted by the Seller as at the date of Execution, other than the Intellectual Property and the Business Name;

  all Intellectual Property developed by any third party, current or former contractor, or any current or former Employee in circumstances, for, on behalf of or that is necessary, beneficial or incidental to, the Business has been assigned to the Seller;

  there are no Claims which have been served on or notified to the Seller challenging the Seller's ownership of, or exclusive right to use, any Intellectual Property;

  there are no Claims or assertions of any Claims which have been served on or notified to the Seller in respect of any Intellectual Property, including any Claims for further remuneration or consideration, or assertion of moral rights, or any Claims that could arise as a result of this Agreement or the completion of the transactions contemplated under this Agreement;

  no Intellectual Property which is owned by the Seller (Owned Intellectual Property), or use by the Seller or subsequent use by the Buyers of that Owned Intellectual Property, infringes or will infringe an intellectual property right of any other person;

  no Intellectual Property which the Seller does not own but has the right to use (Licensed Intellectual Property), or use by the Seller or subsequent use by the Buyers of that Licensed Intellectual Property, infringes or will infringe an intellectual property right of any other person;

  all Intellectual Property that is, or has been, used by the Seller in the Business is either Owned Intellectual Property, Licensed Intellectual Property or intellectual property that is publically available;

  except as disclosed in the disclosure letter, the Seller has not granted any licences or option over, or rights over, or disclosed or provided, any Intellectual Property to any third party;

  except as disclosed in the disclosure letter, no person other than the Seller has a right to, or may benefit from, any Intellectual Property;

  the marketing matrix in Schedule 7 is a true, accurate, correct and complete reflection of the Seller's marketing matrix of licensing arrangements for the Business;

  the Seller has no reason to suspect that there has been any use or infringement of any Intellectual Property by any other person;

  the Seller has no reason to suspect that there has been any disclosure of any Confidential Information, except as required by Law or in the ordinary course of the Business and subject to a binding confidentiality undertaking in favour of the Seller;

  the Seller has not done any act that, or failed to take any action where such failure, is reasonably expected to cause any Confidential Information to be available to the public;

  no product or publication of the Business or the Seller, and no process drawing or machine used in the ordinary course of the Business, infringes a patent design trademark or copyright of any other person;

  the Seller has not passed off the Business' goods or services as those of any other person;

  the Seller is not in breach of and has not breached any licence for any commercial off-the-shelf software component or package; and

  except as disclosed in the disclosure letter, all Intellectual Property, owned by the Seller and capable of registration, is registered in the name of the Seller, or an application for registration has been made in the name of the Seller or an entity related to the Seller.

8.    Warranties about third party intellectual property

The Seller warrants that as at the date of Execution:

  all intellectual property rights developed by any third party in connection with the Business, except for any commercial off-the-shelf software component or package, have been assigned to the Seller except as disclosed in the disclosure letter;

  the Seller has not passed off the Seller's goods or services as those of any other person; and

  no third party that has licenced or provided any intellectual property to the Seller has retained ownership or licence rights in any modifications, improvements or derivative works developed solely or jointly by the Seller which form part of any Intellectual Property.

9.    Warranties about Premises

The Seller warrants that as at the date of Execution:

  the Premises comprises all the freehold and leasehold properties used or occupied by the Seller to carry on the Business;

  the Seller does not own or hold and is not the occupier, lessee or tenant or have any interest in any real property other than the Premises;

  the Premises Lease is current and subsisting;

  the Seller is the tenant of the Premises;

  the Premises Lease is binding in accordance with its express terms;

  the Seller is not in breach of the Premises Lease;

  there is no ground to terminate the Premises Lease;

  the Seller has not received a notice from the landlord about the Premises, which has not been satisfied;

  except as disclosed in the disclosure letter, the Seller has notified in writing the landlord of the Premises of the fact of this Agreement and has received written consent from the landlord regarding the entry of, and the completion of the transactions contemplated under, this Agreement;

  except as disclosed in the disclosure letter, there is no proposal by the landlord to increase the rent or Outgoings for the Premises;

  the buildings and other improvements on the Premises are in good repair and fit for the purpose of carrying on the Business and the Premises are not, as far as the Seller is aware, subject to any material defects or other matters or circumstances which will or may with the lapse of time materially decrease the value of the Premises;

  the Seller is in lawful possession of the Premises;

  the Seller's use of the Premises does not contravene in any material respect any planning, building or other Laws and there have been no contraventions or alleged contraventions of those laws;

  in all material respects, the Seller has performed all its obligations under all Laws affecting the Premises;

  the Seller has not received any statutory notice or direction about the Premises there is no circumstance which is likely to result in such a notice or direction;

  the Seller has exclusive possession of the Premises and all easements and other rights and interests necessary to carry on the Business; and

  the Seller is not in breach of any agreement affecting the Premises.

10.    Warranties about Plant and Equipment Leases

The Seller warrants that as at the date of Execution:

  section 4 of Schedule 1 is a true, complete and accurate list of each Plant and Equipment Lease;

  each Plant and Equipment Lease is binding in accordance with its terms;

  the Seller is not in breach of any Plant and Equipment Lease;

  there is no ground to terminate any Plant and Equipment Lease; and

  other than the Plant and Equipment Leases, the Seller is not party to any leasing agreements, hire purchase agreements, conditional sale agreements and sale by instalment agreements in respect of Plant and Equipment used in the Business or necessary, beneficial or incidental to the continuing operation of the Business as it is conducted by the Seller as at the date of Execution.

11.    Warranties about Principals

11.1    The Seller warrants that as at the date of Execution:

  the Principals are the only Employees of the Seller;

  the Principals are the only Employees and are all of the employees that are necessary, beneficial or incidental for the continuing operations of the Business as it is conducted by the Seller as at the date of Execution;

  all WorkCover levies payable in respect of the Employees have been paid;

  the Business Records include records of the accrued entitlements of each Employee (including long service leave, personal leave and annual leave, plus loadings);

  there are no pay Claims or industrial disputes (present or threatened) relevant to the Business and there is no circumstance which may result in a pay Claim or industrial dispute relevant to the Business;

  there are no Claims or legal proceedings (present or threatened) against the Seller or in relation to the Business by or in respect of any present or past Employee or director of the Seller, including:

    for compensation or reinstatement because of termination of employment or loss of office; or

    a claim for worker's compensation or breach of common law or statutory duty,

    and the Seller does not know of any circumstance which may result in any such Claim or legal proceedings;

  the Seller has not been involved in any material industrial dispute during the past five years;

  the Seller is not bound by any industrial instrument (within the meaning of the relevant industrial and employee relations Law);

  all relevant employment contracts and contracts for services have been terminated except as disclosed in the disclosure letter, the Seller has paid all superannuation contributions for the Employees:

    so as to ensure that the Seller is not subject to any statutory charge under the Superannuation Guarantee (Administration) Act 1992; and

    as required under any industrial award or contract applicable to any Employee; and

  no benefits are presently payable under any scheme to any Employee, dependant or beneficiary.

12.    Warranties about Business Records

The Seller warrants that as at the date of Execution:

  the Business Records are complete and correct in all material respects, comply with all relevant Laws (as far as the Seller is aware) and are in the possession of the Seller;

  the financial records and financial statements for the Business provided by or on behalf of the Seller to the Buyers comply with generally accepted accounting principles and standards in Australia consistently applied from year to year;

  the Seller has not made any unlawful payments to any person;

  each of the Balance Date Accounts, and the accounts for the financial years ending 30 June 2014 and 30 June 2015:

    present a true and fair view of the profit or loss of the Business for the accounting period ending on the relevant date and the financial position of the Business at the relevant date;

    comply and are consistent with generally accepted accounting principles and standards in Australia consistently applied from year to year;

    accurately disclose the Assets and liabilities (including without limitation contingent liabilities) of the Business at the relevant date in all material respects;

    accurately and fully disclose details of all related party transactions;

    set out all material contingent liabilities of the Business at the relevant date;

    adequately provide for:

      all material bad or doubtful debts, depreciation and all material liabilities (whether actual or contingent, and whether disputed or undisputed) of the Business;

      slow moving, obsolete or damaged Stock;

      all tax liabilities of the Business in respect of any period up to the relevant date;

    except as disclosed in the disclosure letter, value Stock at historic cost;

    take account of all gains and losses (whether realised or unrealised) from foreign currency transactions;

    are not materially affected by any unusual or non-recurring item;

    exclude any goodwill or intangible assets of the Seller;

  since 30 June 2015:

    as far as the Seller is aware, there has been no circumstance which might reduce the value of the Assets in any material respect;

    the Seller has not acquired any assets except in the ordinary course of the Business and for no more than market value;

    the Seller has not disposed of any Assets except in the ordinary course of the Business and for no less than market value;

    except as disclosed in the disclosure letter, the turnover and profits of the Business have not been affected by any extraordinary event;

    except as disclosed in the disclosure letter, there has been no Material Adverse Change; and

    there has been no unlawful payments made by the Seller.

13.    Warranties about Approvals

The Seller warrants that as at the date of Execution:

  the Seller has all Approvals necessary, beneficial or incidental to the operation of the Business and has disclosed and provided details of all such Approvals to the Buyers;

  those Approvals are valid and in good standing;

  the Seller has paid all fees presently due and payable for those Approvals and is not in breach of any of those Approvals; and

  except as disclosed in the disclosure letter, there are no circumstances which may result in the material variation, termination, suspension or non-renewal of any of those Approvals, which indicates that a Government Authority may vary, terminate, suspend or refuse to renew any of those Approvals or which may hinder or prevent the transfer or grant of any of the Approvals to the Buyers.

14.    Warranties about environment

The Seller warrants that as at the date of Execution, and in each case, as far as the Seller is aware:

  the Seller is not in breach of any Environmental Law in any material respect;

  there is no fact, matter or circumstance which may result in a breach of, any Environmental Law in any material respect;

  the Seller holds all Approvals required under any Environmental Law for the Business, the Premises and the Assets;

  those Approvals are valid and in good standing and the Seller is not in breach of any of those Approvals in any material respect;

  there is no past or subsisting circumstance which:

    may result in the material variation, termination, suspension or non-renewal of any of those Approvals; or

    indicates that a Government Authority may vary, terminate, suspend or refuse to renew any of those Approvals in any material respect.

15.    Warranties about legal proceedings

The Seller warrants that as at the date of Execution:

  there are no Claims or government enquiries (present or threatened) in respect of or which affect the Business, Premises, Employees or Assets and, as far as the Seller is aware, there are no past or subsisting circumstances which may result in a Claim or government enquiry in respect of or which affect the Business, Premises, Employees or Assets;

  within the last two years, there have been no Claims or government enquiries in respect of the Business, Premises, or Assets;

  the Seller has not received any requirement, notice, order, judgement or direction about the Business, Premises, Employees or Assets from a court, a Government Authority or other competent authority or a utility, which has not been complied with; and

  the Seller has disclosed in writing to the Buyers all customer complaints and Claims and all prosecutions and government investigations (past, present or threatened) about goods or services supplied by the Business.

16.    Warranties about Receivables

The Seller warrants that as at the date of Execution:

  all Receivables represent valid obligations arising from the sale or licensing of the Seller Products in the ordinary course of the Business; and

  except as disclosed in the disclosure letter, the Receivables are current and collectible within 90 days of the invoice date using normal collection procedures at the full recorded amount, and there is no contest, Claim, or right of set off relating to the amount or validity of any Receivable.

17.    Warranties about Compliance with Laws

The Seller warrants that as at the date of Execution:

  in all material respects, the Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, Law or regulation. Seller is not subject to any outstanding order, writ, injunction or decree of any Government Authority;

  in all material respects, the Seller has at all times conducted its export transactions in accordance, in all material respects, with all applicable export and re-export controls, and all other applicable import/export controls in each country in which the Seller conducts the Business;

  the Seller in compliance with all applicable anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended;

  the Seller has not authorized, offered or made payments or otherwise provided anything of value directly or indirectly to:

    an executive, official, employee or agent of a Governmental Authority;

    a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business;

    a political party or official thereof, or candidate for political office; or

    an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) ("Government Official") for purposes of:

      influencing any act or decision of such Government Official in his or her official capacity, inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or securing any improper advantage; or

      inducing such Government Official to use his or her influence in order to assist the Seller in obtaining or retaining the Business;

  no part of the payments received as a result of this Agreement will be used for any purpose that could constitute a violation of any anti-bribery or anti-corruption laws.

18.    Warranties about insurance

The Seller warrants that as at the date of Execution:

  except as disclosed in the disclosure letter, the Seller has, and at all material times has had, valid insurance cover against all risks normally insured against by companies carrying on the same type of business as the Business or having similar assets (including against stock damage, public risk and product liability), for the full amount required by Law or for the full existing value of the Assets, and from a well-established and reputable insurer;

  all insurances and cover notes in respect of the Business are in full force, all premiums on them have been paid, and nothing has been done or omitted which would make any of them unenforceable;

  as far as the Seller is aware, there are no Claims outstanding, threatened or capable of arising against the Seller which are not fully covered by insurance; and

  the Seller has disclosed all insurance Claims and WorkCover Claims, in respect of the Business, Premises, or Assets, made within five years before Execution.

19.    Warranties about Tax

The Seller warrants that as at the date of Execution, the Seller is registered for GST.

20.    Warranties about subscription

The Seller warrants that as at Execution:

  the Seller is acquiring the shares of common stock of S & W Seed (Common Stock) solely for its own account for investment and not for sale or with a view to distribution of the Common Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention;

  the Seller is a sophisticated investor experienced in investing in securities and as such has extensive knowledge and experience of financial and business matters and is capable of independently assessing the merits and deficiencies of having an investment in the Common Stock;

  the Seller acknowledges that investment in the Common Stock involves a high degree of risk, and represents that it has no need for liquidity in its investment in the Common Stock, is able to bear the substantial economic risks of an investment in the Common Stock for an indefinite period and could afford the complete loss of such investment;

  the Seller understands that:

    the Common Stock:

      are not, and will not be, registered under the U.S. Securities Act of 1933 as amended (US Act) and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of that US Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the S & W Seed;

      are, and will be, "restricted securities" under the US Act;

    the Seller may not make any disposition of any portion of the Common Stock unless and until:

      there is in effect a Registration Statement under the US Act covering such proposed disposition is made in accordance with such Registration Statement; or

      the Seller has notified S & W Seed of the proposed disposition before the disposition, and has furnished to S & W Seed a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by S & W Seed, the Seller must furnish to S & W Seed an opinion of counsel reasonably satisfactory to S & W Seed, that such disposition will not require registration under the US Act or any applicable state securities Laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 of the US Act;

    there is no guarantee that any gain will be realised from its investment in the Common Stock;

    additional funding may be required by S & W Seed in the future. If S & W Seed embarks on any capital raising process or otherwise issue additional securities, the Seller's interests in the S & W Seed may be diluted;

  the Seller in agreeing to accept Common Stock has not relied on any statement, representation, warranty or condition, made or given by the Buyers or S & W Seed or anyone acting on the Buyers' or S & W Seed's behalf, or any memorandum or cash flow or other document relating to or describing S & W Seed or its proposed business, in respect to S & W Seed and including without limitation, as to:

    the return of capital invested in S & W Seed;

    the approximate or exact length of time that the Seller will be required to remain as an investor in S & W Seed;

    the financial viability of the proposed business of S & W Seed;

    the future profitability of the proposed business of S & W Seed; and

  the Seller is an "accredited investor" as such term is defined in Rule 501 of the US Act;

  in agreeing to accept the Common Stock, the Seller has made and relied solely on its own due diligence, enquiries and investigations as to the risks, prospects, viability and future profitability of S & W Seed and has sought, or has had the opportunity to seek, independent professional advice concerning the financial, commercial, legal, taxation and other matters in relation to the Common Stock.

Schedule 3 - Form of Service Agreement

David John Holman

This Agreement was made on the __________ day of ________________ 2016,

between: Seed Genetics International Pty Ltd ACN 061 114 814 hereinafter referred to as "SGI",

and:        SeedVision Pty Ltd (ACN 101 782 414) hereinafter referred to as the "Contractor",

and        David John Holman of 12 Hakea Court, Narangba QLD 4504 hereinafter referred to as the "Covenantor".

Whereas:

SGI wishes to engage the Contractor to provide the Services to SGI.

The Contractor has agreed to provide the Services to SGI.

The parties have agreed to be bound by the terms and conditions of this Agreement.

1.    Definitions

1.1    "Affiliate" means a related body corporate of SGI (within the meaning of section 50 of the Corporations Act 2001 (Cth)).

1.2    "AAA" means the asset acquisition agreement between SGI, the Contractor and others dated on or around the date of this Agreement in respect of the sale of business assets used in the operation of the hybrid sorghum and sunflower breeding, production, marketing and distribution business known as `SV Genetics'.

1.3    "Business" means the business of conducting plant research, breeding, production and marketing services in connection with seed products and other related services carried on by SGI.

1.4    "Business Day" is a day other than a Saturday, Sunday or public holiday in the State of South Australia, Australia.

1.5    "Business Competing with the Business" means a business that at the relevant time is either:

  actually competing with any part of the Business of SGI at the Commencement Date; or

  in a position where it might reasonably be expected to become such a competitor in the foreseeable future

1.6    "Commencement Date" means the date of Execution (as defined in the AAA).

1.7    "Confidential Information" includes all information obtained by the Contractor in the course of the engagement under this agreement that is of a confidential nature regarding the previous, current or future business interests, methodology or affairs of SGI or of any person or entity with which SGI may deal or be concerned including, but not limited to:

  trade secrets;

  technical data, information and drawings, know-how, processes and techniques;

  information regarding new germplasm;

  information in relation to any plant varieties researched, tested, trialled, exploited, commercialised or otherwise dealt with by SGI;

  financial data;

  product, market and marketing information;

  commercial information about SGI and persons with whom SGI deals;

  customer information; and

  any information marked "confidential" or which SGI informs the Contractor is confidential or a trade secret;

  but excluding:

  information available to the public; and

  information which the Contractor can prove the Contractor lawfully possessed before obtaining it in the course of this Agreement;.

1.8    "Contractor Arrangements" means those arrangements as set out in Annexure A to this Agreement.

1.9    "Customer" means a customer of SGI with whom the Contractor had personal contact during the 12 months immediately before the termination of this Agreement.

1.10    "End Date" means 30 June 2020.

1.11    "Government Agency" means a government or governmental, semi-governmental or judicial entity or similar authority, and includes a self regulatory organisation established under statute or stock exchange.

1.12    "GST" means goods and services taxes and other similar taxes

1.13    "Insolvency Event" means any of the following:

  the threatened or actual appointment of a voluntary administrator, liquidator, provisional liquidator, receiver, receiver and manager, controller, trustee in bankruptcy, administrator or other person of similar office, including any application to a court for such an appointment;

  entry into or proposing any arrangement or compromise for the benefit of creditors;

  the levy or enforcement of a writ or execution, order or judgment;

  becoming unable to pay debts as and when they fall due for payment; or

  failing to satisfy or to apply to have set aside a statutory demand, a bankruptcy notice or other similar form of statutory notice within the time specified in the demand or notice.

1.14    "Intellectual Property Rights" means all intellectual property rights including without limitation:

  patents, copyright, rights, circuit layouts, registered designs, trademarks, service marks, trade names, plant breeders rights, inventions, discoveries, secret processes, novel designs, improvements or modifications of any nature;

  the right to have Confidential Information kept confidential; and

  any application or right to apply for any statutory protection of any of the above rights.

1.15    "Moral Rights" means the right of integrity of authorship, the right of attribution of authorship and the right not to have authorship falsely attributed, more particularly as conferred by the Copyright Act 1968 (Cth) and rights of a similar nature of anywhere in the world.

1.16    "Service Fee" means the fee as set out in the Contractor Arrangements set out in Annexure A to this Agreement.

1.17    "Services" means the services as set out in the Contractor Arrangements set out in Annexure A to this Agreement.

1.18    "Tax" means any tax, goods and services tax or value added tax, levy, charge, impost, duty, fee, assessment, contribution, deduction and compulsory loan or withholding which is assessed, levied, imposed or collected by any Government Agency and/or Taxation Authority and includes any interest, fine, penalty, charge, fee or any other amount imposed on or in respect of any of the above.

1.19    "Taxation Authority" means in respect of a Tax, the person who administers the imposition and collection of that Tax.

1.20    "Term" means the term of this agreement as set out in clause 5 of this agreement.

2.    Interpretation

In this Agreement, unless the context otherwise requires:

2.1    singular includes plural and plural includes singular;

2.2    headings do not affect interpretation;

2.3    words importing any gender include all other genders; and

2.4    reference to legislation includes any amendment to it or legislation substituted for it, including any regulations or instruments in force.

3.    Services

3.1    The Contractor will provide the Services to the standards, at the times, location and in the frequency, quantity and manner as specified in the Contractor Arrangements.

3.2    Without limiting the Contractor's responsibilities pursuant to clause 3.1, the Contractor:

3.2.1.    will comply with the requirements set out in the Contractor Arrangements;

3.2.2.    will perform its obligations under this Agreement and throughout the Term in a competent and professional manner and in accordance with this Agreement;

3.2.3.    has the necessary skills, experience, qualifications, resources, technology and know-how to supply the Services;

3.2.4.    holds and will maintain all requisite licences, permits, permissions, consents and/or authorities necessary for the provision of the Services;

3.2.5.    will ensure the Services will be performed in full compliance with all applicable laws, rules, regulations and customs.

3.3    If requested by SGI, the Contractor will supply evidence of compliance with these obligations under clause 3.2, to SGI's reasonable satisfaction.

3.4    The Contractor acknowledges that SGI is entering into this Agreement relying on the promises set out in clause 3.2.

3.5    The Contractor will:

3.5.1.    comply with any reasonable direction of SGI relevant to the performance of the Services;

3.5.2.    use all reasonable endeavours to ensure that the Services are completed by the End Date and in accordance with any timetable specified in the Contractor Arrangements and take reasonable steps to minimize any delay;

3.5.3.    notify SGI of any delay as soon as reasonably practicable after the Contractor first has cause to believe the Services or any part of them may be delayed; and

3.5.4.    not bring SGI into disrepute.

3.6    The Contractor will comply with all policies of SGI as varied and notified to the Contractor from time to time. The Contractor agrees and acknowledges that such policies and procedures form a part of the Contractor's obligations to SGI but do not impose legally binding obligations on SGI nor do such policies and procedures form a part of this Agreement. The Contractor acknowledges that SGI's policies and procedures do not create enforceable rights in favour of the Contractor.

4.    Contractor's staff and sub-contractors

4.1    Subject to clause 4.4, the Contractor must employ only the Covenantor or any other staff approved in writing by SGI to perform the Services.

4.2    The Contractor alone employs that staff.

4.3    Without limiting the previous clause, the Contractor must:

4.3.1    pay all employee entitlements for that staff including salary, holiday pay, sick pay, long service leave and superannuation;

4.3.2    deduct and remit from those employee entitlements any tax or levy required by law;

4.3.3    pay any payroll tax for that staff;

4.3.4    ensure that that staff is suitable and sufficiently skilled to satisfactorily perform the Services;

4.3.5    if SGI so requires, cease to permit a particular employee of the Consultant to perform the Services; and

4.3.6    ensure that that staff complies with all reasonable requirements of SGI relevant to the performance of the Services.

4.3.7    indemnify SGI against all claims and all costs, liability and expenses incurred by SGI in respect of a claim by that staff that SGI employs any of that staff.

4.4    The Contractor may sub-contract the performance of the Services to any person approved in writing by SGI.

4.7    The Contractor is responsible to SGI for the acts and omissions of any sub-contractor and any employee of a sub-contractor. Notwithstanding that the Contractor appoints a subcontractor, the Contractor re responsible for the performance or non-performance of all of the obligations owed by the Contractor under this Agreement.

5.    Term

5.1    From the Commencement Date the Contractor will provide the Services to SGI on the terms of this Agreement until the earlier of the End Date, the completion of the Services to the satisfaction of SGI and the termination of this Agreement.

5.2    The parties agree that the terms and conditions of this Agreement have applied to the engagement of the Contractor as and from the Commencement Date and will continue to apply.

6.    Service Fee

6.1    Subject to the Contractor performing the Services to SGI's satisfaction, SGI will pay the Contractor the Service Fee in consideration of the Contractor providing the Services to SGI in accordance with this Agreement.

6.2    Unless otherwise approved in writing prior to the relevant expense being incurred, SGI will only be liable for the expenses incurred by the Contractor in the course of performing the Services as describe Contractor Arrangement.

6.3    Subject to receipt of a valid tax invoice, any amount in respect of GST payable under clause 17 must be paid to the Supplier at the same time as the related Service Fee(s) is payable.

7.    Insurance
  The Contractor must at all times during the Term maintain (at the Contractor's expense) such insurance policies as set out in the Contractor Arrangements.
  The Contractor will ensure that the insurance effected by it in accordance with this clause is effected with a reputable insurer approved by SGI.

  8.    Confidentiality

  8.1    SGI is and remains the sole beneficial owner of the Confidential Information.

  8.2    During and at all times after the termination of this Agreement, the Contractor and the Covenantor must not, except in the ordinary course of this Agreement, use or disclose to an third party, in any form or by any means, and must keep in the strictest confidence, all Confidential Information of which the Contractor or the Covenantor becomes aware whether through the performance of the Contractor's duties under this Agreement or otherwise.

  8.3    Clause 8.2 does not apply where use or disclosure of Confidential Information by the Contractor or the Covenantor is required by law or where the Confidential Information is in th public domain at the time of such use or disclosure other than by reason of a breach of this Contract.

  8.4    The Contractor and the Covenantor must take all reasonable steps to prevent the use or disclosure of Confidential Information by a third party.

  8.5    The Contractor and the Covenantor agree to keep the contents of this Agreement confidential.

  8.6    All property, goodwill and benefit in any of SGI's business or in any Confidential Information including in any lists of its customers or suppliers belongs to or on creation, will SGI.

  9.    Intellectual Property

  9.1    All Intellectual Property Rights in any document, work or other matter (including without limitation plant material, seed and other germplasm) created or contributed to by the Contractor in the course of or in connection with this Agreement or in connection with the Contractor using SGI's information and/or resources belong to SGI. The Contractor must immediately disclose to SGI all Intellectual Property Rights created or contributed to by the Contractor. By this Contract (if applicable), the Contractor assigns any such Intellectual Property Rights to SGI. The assignment takes effect as each part of the Intellectual Property Rights come into existence, and in respect of any part of the Intellectual Property Rights that came into existence prior to the date of this Agreement, the assignment takes effect upon execution. The Contractor must assist SGI or its nominee at SGI's cost to obtain any statutory or other protection for Intellectual Property Rights as determined by SGI. The Contractor must not oppose the grant of any such statutory or other protection to SGI or its nominee nor assist anyone else to oppose the granting of that statutory or other protection to SGI or its nominee or to obtain any statutory or other protection for those Intellectual Property Rights in competition with SGI or its nominee.

  9.2    To the extent that the Contractor is the author of any works in the course of or in connection with this Agreement ("Works") and Moral Rights rest in the Contractor in relation to the Wo Contractor irrevocably and unconditionally consents to SGI being attributed as the author of the Works. The Contractor will not make any claim in respect of any infringement or contravention of the Contractor's Moral Rights (whether it be an act or omission) arising from or in connection with the use, treatment, alteration, attribution of or dealing with the works by SGI.

  9.3    The Contractor irrevocably appoints SGI and any director of SGI jointly and severally to be the Contractor's attorney, to sign any document or do anything else in the Contractor's name to give effect to this clause 9.

  10.    Restraint

  10.1    Each of the Contractor and the Covenantor must not, as principal, employee, consultant, agent, director, officer, partner or participant in a joint venture, corporation, trust or other entity or in any other capacity, directly or indirectly:

  10.1.1    (a)    carry on or be engaged in a business similar to any part of the Business in which the Contractor or the Covenantor is or was involved;

  (b)    carry on or be engaged in a Business Competing with the Business;

  (c)    induce, solicit or attempt to induce or solicit any Customer to deal with the Contractor, the Covenantor or any other person or body;

  (d)    accept work similar to that performed by SGI from any Customer;

  (e)    induce, solicit or attempt to induce or solicit any person to leave the employment of SGI;

  10.1.2    (a)    during this Agreement;

  (b) within 3 years after the termination of this Agreement;

  (c) within 2 years after the termination of this Agreement;

  (d) within 12 months after the termination of this Agreement;

  (e) within 6 months after the termination of this Agreement;

  (f) within 3 months after the termination of this Agreement;

  10.1.3    (a)    in Australia;

  (b) in South Australia;

  (c) in Adelaide;

  (d) within 5 kilometres from the General Post Office, Adelaide.

  10.2    Clause 10.1 is read as if each possible combination of:

  10.2.1    the start of clause 10.1;

  10.2.2    a conduct in clause 10.1.1;

  10.2.3    a period in clause 10.1.2; and

  10.2.4    an area in clause 10.1.3;

  is a separate clause. All these combinations apply cumulatively and each combination is severable from each other combination.

  10.3    Each combination (as set out in clause 10.2) must be read down to the extent necessary to be valid.

  10.4    If any individual combination (as set out in clause 10.2) cannot be read down according to clause 10.3, it must be severed. The severance of a particular combination shall not prejudice or in any way affect the validity or enforceability of any other combination.

  10.5    Without limiting SGI's other remedies, SGI will be entitled to injunctive relief to restrain a breach by the Contractor or the Covenantor of the terms of this clause 10, in addition to any other rights or remedies which SGI may have.

  10.6    Clause 10 does not apply to any activity which is excluded from the scope of the restraint provisions in the AAA.

  11.    Termination

  11.1    Either party may terminate this Contract by the giving of one (1) month's notice in writing to the other party.

  11.2    If either party breaches a term of this Agreement, ("Defaulting Party") and the breach can be remedied, the other party ("Non- Defaulting Party") may give the Defaulting Party not less than thirty (30) days' notice to remedy the breach. If the breach is not remedied within the period stipulated in the notice, the Non-Defaulting Party may give the Defaulting Party a notice immediately terminating this Agreement.

  11.3    Either party may terminate this Agreement by notice to the other party immediately upon any of the following events:

  11.3.1    if the other party commits a serious breach of this Agreement which cannot be remedied;

  11.3.2    a persistent and deliberate failure by the Contractor to comply with SGI's policies and procedures in a material respect;

  11.3.3    conduct by the Contractor which is likely to cause a serious risk to health and safety;

  11.3.4    the Contractor becoming of unsound mind or becoming liable to be dealt with under the law relating to mental health;

  11.3.5    the Contractor failing to comply with any reasonable directions of SGI in a material respect;

  11.3.6    conduct by the Contractor that brings in SGI's reasonable opinion, SGI into disrepute;

  11..7    if an Insolvency Event occurs in relation to the other party; or

  11.8    if the other party commits a serious criminal offence.

  11.4    Upon termination of this Agreement (or at any time upon reasonable request by SGI), the Contractor must immediately:

  11.4.1    return to SGI all documents and records in the Contractor's control (whether printed, digital, electronic or computer materials);

  11.4.2    delete any documents and/or records held electronically in any medium in the Contractor's control (which deletion may be supervised and/or confirmed by SGI in such a manner as SGI deems fit);

  11.4.3    return to SGI all property belonging to or leased by SGI in the Contractor's control, including any stationery, cheque books, books, documents, records, discs, access cards, keys, mobile phones, computer hardware and software, credit cards, motor vehicles, computer log-in codes, stock, samples, safety and/or branded clothing belonging to SGI and any other property of SGI or which bears SGI's business or trade name, trade marks or registered names or if which SGI owns or is entitled to copyright or which contains any of the Confidential Information; and

  11.4.4    provide SGI with a statutory declaration regarding the Contractor's compliance with this clause.

  11.5    If upon return of SGI's property pursuant to clause 11.4 SGI considers in its reasonable opinion that the Contractor has caused damage to such property, not being fair wear and tear, SGI shall be entitled to deduct an amount in respect of such damage from any payments SGI is required to make to the Contractor upon termination.

  11.6    If SGI terminates this Agreement pursuant to this clause 11, SGI will not be liable to the Contractor for any Claims by the Contractor relating to the termination of this Agreement by SGI, including any additional payment for losses or expenses incurred by the Contractor.

  12.    Suspension

  If:

    a valid and verifiable complaint of a serious nature is made by any person with respect to the Contractor; or

    SGI reasonably believes that the Contractor may be in material breach of their obligations under this Agreement or of any law; or

    the Contractor is subject to an investigation by a third party which may affect SGI's reputation or its business,

  then SGI may at its discretion suspend the Contractor's provision of Services with or without suspending payment of the Service Fee in order to investigate the complaint or belief or until the third party investigation with respect to the Contractor is complete.

  13.    Relationship

  13.1    The Contractor is a contractor independent of the control of SGI.

  13.2    The parties are not principal and agent, partners, trustee and beneficiary, or employer and employee.

  13.3    Neither party may:

  13.3.1    hold out their agents, contractors or employees as the agents, contractors or employees of the other party;

  13.3.2    pledge the credit of the other party; or

  13.3.3    contract on behalf of the other party

  14.    Warranties

  14.1    The Contractor warrants that:

  14.1.1    it is not entitled to receive compulsory superannuation contributions from SGI for the purposes of the Superannuation Guarantee (Administration) Act 1992 as amended or replaced from time to time;

  14.1.2    it is not entitled to receive annual leave or any other type of leave pursuant to the Fair Work Act 2009 or any instruments made pursuant to that legislation;

  14.1.3    it is not entitled to receive long service leave in accordance with the Industrial Relations Act 1999(QLD);

  14.1.4    tax is not required to be withheld by SGI from the Services Fees on a PAYG (instalment) basis;

  14.1.5    it has the insurance policies required by this Agreement and warrants that such insurance policies will be maintained throughout the term of this Agreement;

  (collectively, "Warranties").

  14.2    Subject to clause 14.4, the Contractor indemnifies SGI in respect of any claims made against SGI by the Contractor or the Covenantor which are in breach of the Warranties, including any reasonable defence costs incurred by SGI in respect of such claims.

  14.3    Without prejudicing SGI's rights in the event of a breach of the Warranties, SGI may recover from the Contractor any amount for which SGI is indemnified by the Contractor under clause 14.2 from any amounts that SGI owes the Contractor at SGI's discretion.

  14.4    SGI and the Contractor expressly acknowledge and agree that the liability of the Contractor, including to indemnify SGI, for any breach of the Warranties is limited to:

  14.4.1    the value of the claims made against SGI by the Contractor or Covenantor in breach of the Warranties; and

  14.4.2    any reasonable costs incurred by SGI in respect of such claims,

  and in no case shall such liability extend to any liabilities, claims, costs, expenses, fines or penalties suffered or incurred by SGI arising out of or in connection with the Fair Work Ombudsman, the Australian Taxation Office or any other Governmental Authority taking action against SGI on the basis that SGI misrepresented the relationship as an independent contracting arrangement, or that SGI has failed to pay the Contractor's or the Covenantor's statutory entitlements.

  14.5    The parties acknowledge and agree that they must act at all times in a manner consistent with the Warranties being true and correct and the relationship between the parties (as described in clause 13), and that no party shall seek to deny the truth and accuracy of the Warranties or the nature of the relationship between the parties (as described in clause 13) in any forum.

  15.    Affiliates, employees and sub-contractors

  15.1    At the request and cost of SGI, the Contractor must enter into a deed with an Affiliate containing obligations similar to those set out in clause 9 (Intellectual Property) and clause 10 (Restraint)

  15.2    The Contractor must ensure that its employees, agents and sub-contractors comply with clause 9 (Intellectual Property) and clause 10 (Restraint) as if they were the Contractor.

  15.3    At the request and cost of SGI, the Contractor must cause any of its employees, agents or sub-contractors nominated by SGI to enter into a deed, with SGI or an Affiliate or both, containing obligations similar to those set out in clause 9 (Intellectual Property) and clause 10 (Restraint).

  16.    Limitations

  No exclusion or limitation

  16.1    To the extent SGI acquires goods or services from the Contractor as a Consumer (within the meaning of section 3 of the Australian Consumer Law, which is set out in Schedule 2 to the Competition and Consumer Act 2010 (Cth)), SGI may have certain rights and remedies (including, without limitation, consumer guarantee rights) that cannot be excluded, restricted or modified by agreement.

  16.2    Nothing in this clause 16 operates to exclude, restrict or modify the application of any implied condition or warranty, provision, the exercise of any right or remedy, or the imposition of any liability, implied or conferred under the Australian Consumer Law or any other statute, the exclusion, restriction or modification of which would:

  16.2.1    contravene that statute; or

  16.2.2    cause any term of this Agreement to be void,

  (Non-excludable Obligation)

  Exclusion of implied obligations

  16.3    Except in relation to Non-excludable Obligations, all conditions, warranties, guarantees, rights, remedies, liabilities or other terms implied or conferred by statute, custom, or the general law that impose any liability or obligation on the Contractor, the Covenantor or any of their Affiliates are expressly excluded under this Agreement.

  Limitation of liability

  16.4    Except in relation to Non-excludable Obligations, the Contractor's liability to SGI arising directly or indirectly under or in connection with this Agreement or the performance or non- performance of this Agreement and whether arising under any indemnity, statute, in tort (for negligence or otherwise), or on any other basis in law or equity is limited as follows:

  16.4.1    the Contractor will have no liability to SGI for any loss, harm, damage, cost or expense (including legal fees) suffered or incurred by SGI as a result of business or other decisions made by the Contractor or the Covenantor in the course of providing the Services provided that such decisions were:

  16.4.1.1    made in good faith and in the best interests of SGI; or

  16.4.1.2    approved or authorised by the SGI;

  16.4.2    the Contractor will have no liability whatsoever to SGI for any loss, harm, damage, cost or expense (including legal fees) in the nature of special, indirect or consequential loss or damage (including, without limitation, economic loss, loss of contract, loss of profit or revenue, loss of opportunity, loss of production, production stoppage or loss of data); and

  16.4.3    the aggregate of the Contractor's liability to SGI is otherwise limited to an amount not exceeding the amount of fees paid by SGI to the Contractor in the preceding 12 months under this Agreement.

  16.5    In relation to Non-excludable Obligations, the Contractor's liability to SGI for a failure to comply with any Non-excludable Obligation is limited to the cost of supplying the services again or payment of the cost of having the services supplied again.

  16.6    Notwithstanding anything provided in this clause 16 or anywhere else in this Agreement, the Contractor's liability to SGI shall not be limited under this clause 16 in respect of any loss, harm, damage, cost or expense (including legal fees) suffered, paid, payable or incurred by SGI as a result of the fraud, wilful and malicious misconduct or bad faith of, or breach under clause 8 or clause 10 by, the Contractor or Covenantor.

  17.    GST

  17.1    Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause.

  17.2    Any consideration to be paid or provided to the Contractor for a supply made by the Contractor under or in connection with this Agreement, unless specifically described in this Agreement as GST inclusive, does not include an amount on account of GST.

  17.3    Despite any other provision in this Agreement, if the Contractor makes a supply under or in connection with this Agreement on which GST is payable (not being a supply the consideration for which is specifically described in this Agreement as GST inclusive):

  17.3.1    the consideration payable or to be provided for that supply under this agreement but for the application of this clause (GST exclusive consideration) is increased by, and SGI must also pay to the Contractor, an amount equal to the GST exclusive consideration multiplied by the prevailing rate of GST (GST Amount); and

  17.3.2    the GST Amount must be paid to the Contractor by SGI without set off, deduction or requirement for demand, at the same time as the GST exclusive consideration is payable or to be provided.

  17.4    If a payment to a party under this Agreement is a reimbursement or indemnification, or otherwise calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party, or the representative member of the GST group that party is a member of (as the case may be), is entitled in respect of that loss, cost or expense.

  17.5    The Contractor will give SGI a tax invoice in respect of a taxable supply made under or in connection with this Agreement.

  18.    Miscellaneous

  18.1    This Agreement may only be amended in writing signed by the parties.

  18.2    Any written amendment to the Agreement will prevail over any provisions in the Agreement that are inconsistent with the amendment.

  18.3    This Agreement shall be governed by and interpreted in accordance with the law of South Australia.

  18.4    The parties submit to the exclusive jurisdiction of the South Australian courts and tribunals in regards to any claim or matter arising under or out of this Agreement.

  18.5    Termination of this Agreement will not prejudice any rights or remedies which either party had prior to the termination.

  18.6    The operation of clauses 8, 9 and 10 will survive in full effect the termination of this Agreement.

  18.7    This Agreement contains the entire agreement between the parties regarding the Contractor. This Agreement supersedes any prior agreement or understanding (if any) between the parties and there is no collateral or other form of agreement between the parties in relation to the subject matter of this Agreement.

  18.8    The failure by SGI to insist upon strict performance by the Contractor of any of the terms of this Agreement will not be deemed a waiver of any term or of a breach by the Contractor of any term of this Agreement.

  18.9    A waiver of any term of this Agreement by SGI must be in writing executed by a director of SGI or one of their other duly authorised officers or lawyers.

  18.10    Every provision of this Agreement will be deemed severable as far as possible from the other provisions of this Agreement. If any provision is found to be void, illegal or unenforceable for any reason, it will be deemed to be severed and omitted from this Agreement. This Agreement with the offending provision severed and omitted and with any consequential amendment if necessary, will otherwise remain in full force.

  18.11    This Agreement may be executed in any number of counterparts and such execution will be as effective and binding on the parties as if each party had signed each such copy. Satisfactory evidence of execution of this Agreement will include evidence by facsimile of execution by the relevant party.

Executed as an Agreement on	day of 2016

Executed by
Seed Genetics International Pty Ltd

Name (please print)

Executed by
SeedVision Pty Ltd

Director	Director/Company Secretary

Name (please print)	Name (please print)

Signed by David John Holman
in the presence of:

Witness	David John Holman

Name (please print)

  ANNEXURE A - CONTRACTOR ARRANGEMENTS

  Responsibilities

  Responsible for commercial and production oversight of SV Genetics (SVG) business, including:

    Market development by seeking and developing new potential Licensees.
    Customer Service role for existing co-operators and Licensees.
    Management of all Licenses, eg:
      Sales reporting and Royalty collection
      Terms and conditions
      Determining and processing parent seed needs
      Parent seed coordination and warehouse liaison regarding shipment
    Introduction of S & W products to SVG Co-operators/Licensees.
    Assist with the introduction of SVG products to S & W Distributors.
    Production planning and oversight.
      Arranging production locally and offshore
      Liaise with Production Technician for necessary field activities
      Liaise with overseas and MIA producers to insure timely production of high quality material
      Coordinate seed cleaning
      Liaise with Keith warehouse on parent seed inventory management
      Liaise with Technician on sample shipments
    Training and Succession Planning - Identify, recruit, mentor, train successor(s) to the role.
    Provide assistance to ensure that the SVG business is successfully transitioned to SGI.

  Commitment

  Years 1 and 2 high level of commitment to providing the required services to SGI then scaling back in Years 3 and 4.

  Contractor will be permitted to maintain a involvement with Pennington Seed as set out in the AAA.

  Service Fee
    Year 1 - AUD $100,000 plus GST
    Year 2 - AUD $100,000 plus GST
    Year 3 - AUD $50,000 plus GST
    Year 4 - AUD $25,000 plus GST

  Expenses

  Travel and business related costs would be reimbursed as follows:

    Domestic Travel - Economy class plus reasonable hotels and meals
    S.E Asia, or in general, short hop International flights < 8 hours - Premium Economy, plus reasonable hotels and meals and any necessary reasonable entertainment
    USA, Europe, China, South America - in general long haul flights - Business Class, plus reasonable hotels and meals and any necessary reasonable entertainment
    Reimbursement of reasonable phone and internet expenses.
    Reimbursement for use of personal motor vehicle (in accordance with standard SGI policies at ATO rate for motor vehicle use, 2016 - $0.66/km)

  Invoicing

  The Contractor may issue invoices to SGI for payment of the Service Fee and reimbursement of Expenses.

  Invoices for the Service Fee may be issued to SGI on a fortnightly proportionate basis. SGI must pay the amount specified in the invoice within 5 Business Days of receipt of the invoice.

  Invoices for reimbursement of Expenses may be issued to SGI on a fortnightly proportionate basis after the Expense has been incurred by the Contractor. SGI must pay the amount specified in the invoice within 5 Business Days of receipt of the invoice.

  Insurance

  The Contractor shall obtain at its own cost, the following insurances:

    Personal injury insurance in respect of the Covenantor and any of its employees
    Professional indemnity insurance

  Alan Irvine Scott

  This Agreement was made on the __________ day of ________________ 2016,

  between: Seed Genetics International Pty Ltd ACN 061 114 814 hereinafter referred to as "SGI",

  and:        Sunscott Pty Ltd (ACN 612 499 475) hereinafter referred to as the "Contractor",

  and        Alan Irvine Scott of 49 Cullen Road, Ravensbourne QLD 4352 hereinafter referred to as the "Covenantor".

  Whereas:

  SGI wishes to engage the Contractor to provide the Services to SGI.

  The Contractor has agreed to provide the Services to SGI.

  The parties have agreed to be bound by the terms and conditions of this Agreement.

  1.    Definitions

  1.1    "Affiliate" means a related body corporate of SGI (within the meaning of section 50 of the Corporations Act 2001 (Cth)).

  1.2    "AAA" means the asset acquisition agreement between SGI, the Contractor and others dated on or around the date of this Agreement in respect of the sale of business assets used in the operation of the hybrid sorghum and sunflower breeding, production, marketing and distribution business known as `SV Genetics'.

  1.3    "Business" means the business of conducting plant research, breeding, production and marketing services in connection with seed products and other related services carried on by SGI.

  1.4    "Business Day" is a day other than a Saturday, Sunday or public holiday in the State of South Australia, Australia.

  1.5    "Business Competing with the Business" means a business that at the relevant time is either:

    actually competing with any part of the Business of SGI at the Commencement Date; or

    in a position where it might reasonably be expected to become such a competitor in the foreseeable future

  1.6    "Commencement Date" means the date of Execution (as defined in the AAA).

  1.7    "Confidential Information" includes all information obtained by the Contractor in the course of the engagement under this agreement that is of a confidential nature regarding the previous, current or future business interests, methodology or affairs of SGI or of any person or entity with which SGI may deal or be concerned including, but not limited to:

    trade secrets;

    technical data, information and drawings, know-how, processes and techniques;

    information regarding new germplasm;

    information in relation to any plant varieties researched, tested, trialled, exploited, commercialised or otherwise dealt with by SGI;

    financial data;

    product, market and marketing information;

    commercial information about SGI and persons with whom SGI deals;

    customer information; and

    any information marked "confidential" or which SGI informs the Contractor is confidential or a trade secret;

    but excluding:

    information available to the public; and

    information which the Contractor can prove the Contractor lawfully possessed before obtaining it in the course of this Agreement;.

  1.8    "Contractor Arrangements" means those arrangements as set out in Annexure A to this Agreement.

  1.9    "Customer" means a customer of SGI with whom the Contractor had personal contact during the 12 months immediately before the termination of this Agreement.

  1.10    "End Date" means 30 June 2020.

  1.11    "Government Agency" means a government or governmental, semi-governmental or judicial entity or similar authority, and includes a self regulatory organisation established under statute or stock exchange.

  1.12    "GST" means goods and services taxes and other similar taxes

  1.13    "Insolvency Event" means any of the following:

    the threatened or actual appointment of a voluntary administrator, liquidator, provisional liquidator, receiver, receiver and manager, controller, trustee in bankruptcy, administrator or other person of similar office, including any application to a court for such an appointment;

    entry into or proposing any arrangement or compromise for the benefit of creditors;

    the levy or enforcement of a writ or execution, order or judgment;

    becoming unable to pay debts as and when they fall due for payment; or

    failing to satisfy or to apply to have set aside a statutory demand, a bankruptcy notice or other similar form of statutory notice within the time specified in the demand or notice.

  1.14    "Intellectual Property Rights" means all intellectual property rights including without limitation:

    patents, copyright, rights, circuit layouts, registered designs, trademarks, service marks, trade names, plant breeders rights, inventions, discoveries, secret processes, novel designs, improvements or modifications of any nature;

    the right to have Confidential Information kept confidential; and

    any application or right to apply for any statutory protection of any of the above rights.

  1.15    "Moral Rights" means the right of integrity of authorship, the right of attribution of authorship and the right not to have authorship falsely attributed, more particularly as conferred by the Copyright Act 1968 (Cth) and rights of a similar nature of anywhere in the world.

  1.16    "Service Fee" means the fee as set out in the Contractor Arrangements set out in Annexure A to this Agreement.

  1.17    "Services" means the services as set out in the Contractor Arrangements set out in Annexure A to this Agreement.

  1.18    "Tax" means any tax, goods and services tax or value added tax, levy, charge, impost, duty, fee, assessment, contribution, deduction and compulsory loan or withholding which is assessed, levied, imposed or collected by any Government Agency and/or Taxation Authority and includes any interest, fine, penalty, charge, fee or any other amount imposed on or in respect of any of the above.

  1.19    "Taxation Authority" means in respect of a Tax, the person who administers the imposition and collection of that Tax.

  1.20    "Term" means the term of this agreement as set out in clause 5 of this agreement.

  2.    Interpretation

  In this Agreement, unless the context otherwise requires:

  2.1    singular includes plural and plural includes singular;

  2.2    headings do not affect interpretation;

  2.3    words importing any gender include all other genders; and

  2.4    reference to legislation includes any amendment to it or legislation substituted for it, including any regulations or instruments in force.

  3.    Services

  3.1    The Contractor will provide the Services to the standards, at the times, location and in the frequency, quantity and manner as specified in the Contractor Arrangements.

  3.2    Without limiting the Contractor's responsibilities pursuant to clause 3.1, the Contractor:

  3.2.1    will comply with the requirements set out in the Contractor Arrangements;

  3.2.2    will perform its obligations under this Agreement and throughout the Term in a competent and professional manner and in accordance with this Agreement;

  3.2.3    has the necessary skills, experience, qualifications, resources, technology and know-how to supply the Services;

  3.2.4    holds and will maintain all requisite licences, permits, permissions, consents and/or authorities necessary for the provision of the Services;

  3.2.5    will ensure the Services will be performed in full compliance with all applicable laws, rules, regulations and customs.

  3.3    If requested by SGI, the Contractor will supply evidence of compliance with these obligations under clause 3.2, to SGI's reasonable satisfaction.

  3.4    The Contractor acknowledges that SGI is entering into this Agreement relying on the promises set out in clause 3.2.

  3.5    The Contractor will:

  3.5.1    comply with any reasonable direction of SGI relevant to the performance of the Services;

  3.5.2    use all reasonable endeavours to ensure that the Services are completed by the End Date and in accordance with any timetable specified in the Contractor Arrangements and take reasonable steps to minimize any delay;

  3.5.3    notify SGI of any delay as soon as reasonably practicable after the Contractor first has cause to believe the Services or any part of them may be delayed; and

  3.5.4    not bring SGI into disrepute.

  3.6    The Contractor will comply with all policies of SGI as varied and notified to the Contractor from time to time. The Contractor agrees and acknowledges that such policies and procedures form a part of the Contractor's obligations to SGI but do not impose legally binding obligations on SGI nor do such policies and procedures form a part of this Agreement. The Contractor acknowledges that SGI's policies and procedures do not create enforceable rights in favour of the Contractor.

  4.    Contractor's staff and sub-contractors

  4.1    Subject to clause 4.4, the Contractor must employ only the Covenantor or any other staff approved in writing by SGI to perform the Services.

  4.2    The Contractor alone employs that staff.

  4.3    Without limiting the previous clause, the Contractor must:

  4.3.1    pay all employee entitlements for that staff including salary, holiday pay, sick pay, long service leave and superannuation;

  4.3.2    deduct and remit from those employee entitlements any tax or levy required by law;

  4.3.3    pay any payroll tax for that staff;

  4.3.4    ensure that that staff is suitable and sufficiently skilled to satisfactorily perform the Services;

  4.3.5    if SGI so requires, cease to permit a particular employee of the Consultant to perform the Services; and

  4.3.6    ensure that that staff complies with all reasonable requirements of SGI relevant to the performance of the Services.

  4.3.7    indemnify SGI against all claims and all costs, liability and expenses incurred by SGI in respect of a claim by that staff that SGI employs any of that staff.

  4.4    The Contractor may sub-contract the performance of the Services to any person approved in writing by SGI.

  4.5    The Contractor is responsible to SGI for the acts and omissions of any sub-contractor and any employee of a sub-contractor. Notwithstanding that the Contractor appoints a subcontractor, the Contractor re responsible for the performance or non-performance of all of the obligations owed by the Contractor under this Agreement.

  5.    Term

  5.1    From the Commencement Date the Contractor will provide the Services to SGI on the terms of this Agreement until the earlier of the End Date, the completion of the Services to the satisfaction of SGI and the termination of this Agreement.

  5.2    The parties agree that the terms and conditions of this Agreement have applied to the engagement of the Contractor as and from the Commencement Date and will continue to apply.

  6.    Service Fee

  6.1    Subject to the Contractor performing the Services to SGI's satisfaction, SGI will pay the Contractor the Service Fee in consideration of the Contractor providing the Services to SGI in accordance with this Agreement.

  6.2    Unless otherwise approved in writing prior to the relevant expense being incurred, SGI will only be liable for the expenses incurred by the Contractor in the course of performing the Services as described in the Contractor Arrangement.

  6.3    Subject to receipt of a valid tax invoice, any amount in respect of GST payable under clause 17 must be paid to the Supplier at the same time as the related Service Fee(s) is payable.

  7.    Insurance

  7.1    The Contractor must at all times during the Term maintain (at the Contractor's expense) such insurance policies as set out in the Contractor Arrangements.

  7.2    The Contractor will ensure that the insurance effected by it in accordance with this clause is effected with a reputable insurer approved by SGI.

  8.    Confidentiality

  8.1    SGI is and remains the sole beneficial owner of the Confidential Information.

  8.2    During and at all times after the termination of this Agreement, the Contractor and the Covenantor must not, except in the ordinary course of this Agreement, use or disclose to any third party, in any fo means, and must keep in the strictest confidence, all Confidential Information of which the Contractor or the Covenantor becomes aware whether through the performance of the Contractor's duties under this Agreement or otherwise.

  8.3    Clause 8.2 does not apply where use or disclosure of Confidential Information by the Contractor or the Covenantor is required by law or where the Confidential Information is in the public domain at the t use or disclosure other than by reason of a breach of this Contract.

  8.4    The Contractor and the Covenantor must take all reasonable steps to prevent the use or disclosure of Confidential Information by a third party.

  8.5    The Contractor and the Covenantor agree to keep the contents of this Agreement confidential.

  8.6    All property, goodwill and benefit in any of SGI's business or in any Confidential Information including in any lists of its customers or suppliers belongs to or on creation, will belong to SGI.

  9.    Intellectual Property

  9.1    All Intellectual Property Rights in any document, work or other matter (including without limitation plant material, seed and other germplasm) created or contributed to by the Contractor in the course of or in connection with this Agreement or in connection with the Contractor using SGI's information and/or resources belong to SGI. The Contractor must immediately disclose to SGI all Intellectual Property Rights created or contributed to by the Contractor. By this Contract (if applicable), the Contractor assigns any such Intellectual Property Rights to SGI. The assignment takes effect as each part of the Intellectual Property Rights come into existence, and in respect of any part of the Intellectual Property Rights that came into existence prior to the date of this Agreement, the assignment takes effect upon execution. The Contractor must assist SGI or its nominee at SGI's cost to obtain any statutory or other protection for Intellectual Property Rights as determined by SGI. The Contractor must not oppose the grant of any such statutory or other protection to SGI or its nominee nor assist anyone else to oppose the granting of that statutory or other protection to SGI or its nominee or to obtain any statutory or other protection for those Intellectual Property Rights in competition with SGI or its nominee.

  9.2    To the extent that the Contractor is the author of any works in the course of or in connection with this Agreement ("Works") and Moral Rights rest in the Contractor in relation to the Works, the Contractor irrevocably and unconditionally consents to SGI being attributed as the author of the Works. The Contractor will not make any claim in respect of any infringement or contravention of the Contractor's Moral Rights (whether it be an act or omission) arising from or in connection with the use, treatment, alteration, attribution of or dealing with the works by SGI.

  9.3    The Contractor irrevocably appoints SGI and any director of SGI jointly and severally to be the Contractor's attorney, to sign any document or do anything else in the Contractor's name to give effect to this clause 9.

  10.    Restraint

  10.1    Each of the Contractor and the Covenantor must not, as principal, employee, consultant, agent, director, officer, partner or participant in a joint venture, corporation, trust or other entity or in any other capacity, directly or indirectly:

  10.1.1    (a)    carry on or be engaged in a business similar to any part of the Business in which the Contractor or the Covenantor is or was involved;

  (b)    carry on or be engaged in a Business Competing with the Business;

  (c)    induce, solicit or attempt to induce or solicit any Customer to deal with the Contractor, the Covenantor or any other person or body;

  (d)    accept work similar to that performed by SGI from any Customer;

  (e)    induce, solicit or attempt to induce or solicit any person to leave the employment of SGI;

  10.1.2    (a)    during this Agreement;

  (b) within 3 years after the termination of this Agreement;

  (c) within 2 years after the termination of this Agreement;

  (d) within 12 months after the termination of this Agreement;

  (e) within 6 months after the termination of this Agreement;

  (f) within 3 months after the termination of this Agreement;

  10.1.3    (a)    in Australia;

  (b) in South Australia;

  (c) in Adelaide;

  (d) within 5 kilometres from the General Post Office, Adelaide.

  10.2    Clause 10.1 is read as if each possible combination of:

  10.2.1    the start of clause 10.1;

  10.2.2    a conduct in clause 10.1.1;

  10.2.3    a period in clause 10.1.2; and

  10.2.4    an area in clause 10.1.3;

  is a separate clause. All these combinations apply cumulatively and each combination is severable from each other combination.

  10.3    Each combination (as set out in clause 10.2) must be read down to the extent necessary to be valid.

  10.4    If any individual combination (as set out in clause 10.2) cannot be read down according to clause 10.3, it must be severed. The severance of a particular combination shall not prejudice or in any way affect the validity or enforceability of any other combination.

  10.5    Without limiting SGI's other remedies, SGI will be entitled to injunctive relief to restrain a breach by the Contractor or the Covenantor of the terms of this clause 10, in addition to any other rights or remedies which SGI may have.

  10.6    Clause 10 does not apply to any activity which is excluded from the scope of the restraint provisions in the AAA.

  11.    Termination

  11.1    Either party may terminate this Contract by the giving of one (1) month's notice in writing to the other party.

  11.2    If either party breaches a term of this Agreement, ("Defaulting Party") and the breach can be remedied, the other party ("Non- Defaulting Party") may give the Defaulting Party not less than thirty (30) days' notice to remedy the breach. If the breach is not remedied within the period stipulated in the notice, the Non-Defaulting Party may give the Defaulting Party a notice immediately terminating this Agreement.

  11.3    Either party may terminate this Agreement by notice to the other party immediately upon any of the following events:

  11.3.1    if the other party commits a serious breach of this Agreement which cannot be remedied;

  11.3.2    a persistent and deliberate failure by the Contractor to comply with SGI's policies and procedures in a material respect;

  11.3.3    conduct by the Contractor which is likely to cause a serious risk to health and safety;

  11.3.4    the Contractor becoming of unsound mind or becoming liable to be dealt with under the law relating to mental health;

  11.3.5    the Contractor failing to comply with any reasonable directions of SGI in a material respect;

  11.3.6    conduct by the Contractor that brings in SGI's reasonable opinion, SGI into disrepute;

  11.3.7    if an Insolvency Event occurs in relation to the other party; or

  11.3.8    if the other party commits a serious criminal offence.

  11.4    Upon termination of this Agreement (or at any time upon reasonable request by SGI), the Contractor must immediately:

  11.4.1    return to SGI all documents and records in the Contractor's control (whether printed, digital, electronic or computer materials);

  11.4.2    delete any documents and/or records held electronically in any medium in the Contractor's control (which deletion may be supervised and/or confirmed by SGI in such a manner as SGI deems fit);

  11.4.3    return to SGI all property belonging to or leased by SGI in the Contractor's control, including any stationery, cheque books, books, documents, records, discs, access cards, keys, mobile phones, computer hardware and software, credit cards, motor vehicles, computer log-in codes, stock, samples, safety and/or branded clothing belonging to SGI and any other property of SGI or which bears SGI's business or trade name, trade marks or registered names or if which SGI owns or is entitled to copyright or which contains any of the Confidential Information; and

  11.4.4    provide SGI with a statutory declaration regarding the Contractor's compliance with this clause.

  11.5    If upon return of SGI's property pursuant to clause 11.4 SGI considers in its reasonable opinion that the Contractor has caused damage to such property, not being fair wear and tear, SGI shall be entitled to deduct an amount in respect of such damage from any payments SGI is required to make to the Contractor upon termination.

  11.6    If SGI terminates this Agreement pursuant to this clause 11, SGI will not be liable to the Contractor for any Claims by the Contractor relating to the termination of this Agreement by SGI, including any additional payment for losses or expenses incurred by the Contractor.

  12.    Suspension

  If:

    a valid and verifiable complaint of a serious nature is made by any person with respect to the Contractor; or

    SGI reasonably believes that the Contractor may be in material breach of their obligations under this Agreement or of any law; or

    the Contractor is subject to an investigation by a third party which may affect SGI's reputation or its business,

  then SGI may at its discretion suspend the Contractor's provision of Services with or without suspending payment of the Service Fee in order to investigate the complaint or belief or until the third party investigation with respect to the Contractor is complete.

  13.    Relationship

  13.1    The Contractor is a contractor independent of the control of SGI.

  13.2    The parties are not principal and agent, partners, trustee and beneficiary, or employer and employee.

  13.3    Neither party may:

  13.3.1    hold out their agents, contractors or employees as the agents, contractors or employees of the other party;

  13.3.2    pledge the credit of the other party; or

  13.3.3    contract on behalf of the other party

  14.    Warranties

  14.1    The Contractor warrants that:

  14.1.1    it is not entitled to receive compulsory superannuation contributions from SGI for the purposes of the Superannuation Guarantee (Administration) Act 1992 as amended or replaced from time to time;

  14.1.2    it is not entitled to receive annual leave or any other type of leave pursuant to the Fair Work Act 2009 or any instruments made pursuant to that legislation;

  14.1.3    it is not entitled to receive long service leave in accordance with the Industrial Relations Act 1999(QLD);

  14.1.4    tax is not required to be withheld by SGI from the Services Fees on a PAYG (instalment) basis;

  14.1.5    it has the insurance policies required by this Agreement and warrants that such insurance policies will be maintained throughout the term of this Agreement;

  (collectively, "Warranties").

  14.2    Subject to clause 14.4, the Contractor indemnifies SGI in respect of any claims made against SGI by the Contractor or the Covenantor which are in breach of the Warranties, including any reasonable defence costs incurred by SGI in respect of such claims.

  14.3    Without prejudicing SGI's rights in the event of a breach of the Warranties, SGI may recover from the Contractor any amount for which SGI is indemnified by the Contractor under clause 14.2 from any amounts that SGI owes the Contractor at SGI's discretion.

  14.4    SGI and the Contractor expressly acknowledge and agree that the liability of the Contractor, including to indemnify SGI, for any breach of the Warranties is limited to:

  14.4.1    the value of the claims made against SGI by the Contractor or Covenantor in breach of the Warranties; and

  14.4.2    any reasonable costs incurred by SGI in respect of such claims,

  and in no case shall such liability extend to any liabilities, claims, costs, expenses, fines or penalties suffered or incurred by SGI arising out of or in connection with the Fair Work Ombudsman, the Australian Taxation Office or any other Governmental Authority taking action against SGI on the basis that SGI misrepresented the relationship as an independent contracting arrangement, or that SGI has failed to pay the Contractor's or the Covenantor's statutory entitlements.

  14.5    The parties acknowledge and agree that they must act at all times in a manner consistent with the Warranties being true and correct and the relationship between the parties (as described in clause 13), and that no party shall seek to deny the truth and accuracy of the Warranties or the nature of the relationship between the parties (as described in clause 13) in any forum.

  15.    Affiliates, employees and sub-contractors

  15.1    At the request and cost of SGI, the Contractor must enter into a deed with an Affiliate containing obligations similar to those set out in clause 9 (Intellectual Property) and clause 10 (Restraint)

  15.2    The Contractor must ensure that its employees, agents and sub-contractors comply with clause 9 (Intellectual Property) and clause 10 (Restraint) as if they were the Contractor.

  15.3    At the request and cost of SGI, the Contractor must cause any of its employees, agents or sub-contractors nominated by SGI to enter into a deed, with SGI or an Affiliate or both, containing obligations similar to those set out in clause 9 (Intellectual Property) and clause 10 (Restraint).

  16.    Limitations

  No exclusion or limitation

  16.1    To the extent SGI acquires goods or services from the Contractor as a Consumer (within the meaning of section 3 of the Australian Consumer Law, which is set out in Schedule 2 to the Competition and Consumer Act 2010 (Cth)), SGI may have certain rights and remedies (including, without limitation, consumer guarantee rights) that cannot be excluded, restricted or modified by agreement.

  16.2    Nothing in this clause 16 operates to exclude, restrict or modify the application of any implied condition or warranty, provision, the exercise of any right or remedy, or the imposition of any liability, implied or conferred under the Australian Consumer Law or any other statute, the exclusion, restriction or modification of which would:

  16.2.1    contravene that statute; or

  16.2.2    cause any term of this Agreement to be void,

  (Non-excludable Obligation)

  Exclusion of implied obligations

  16.3    Except in relation to Non-excludable Obligations, all conditions, warranties, guarantees, rights, remedies, liabilities or other terms implied or conferred by statute, custom, or the general law that impose any liability or obligation on the Contractor, the Covenantor or any of their Affiliates are expressly excluded under this Agreement.

  Limitation of liability

  16.4    Except in relation to Non-excludable Obligations, the Contractor's liability to SGI arising directly or indirectly under or in connection with this Agreement or the performance or non- performance of this Agreement and whether arising under any indemnity, statute, in tort (for negligence or otherwise), or on any other basis in law or equity is limited as follows:

  16.4.1    the Contractor will have no liability to SGI for any loss, harm, damage, cost or expense (including legal fees) suffered or incurred by SGI as a result of business or other decisions made by the Contractor or the Covenantor in the course of providing the Services provided that such decisions were:

  16.4.1.1    made in good faith and in the best interests of SGI; or

  16.4.1.2    approved or authorised by the SGI;

  16.4.2    the Contractor will have no liability whatsoever to SGI for any loss, harm, damage, cost or expense (including legal fees) in the nature of special, indirect or consequential loss or damage (including, without limitation, economic loss, loss of contract, loss of profit or revenue, loss of opportunity, loss of production, production stoppage or loss of data); and

  16.4.3    the aggregate of the Contractor's liability to SGI is otherwise limited to an amount not exceeding the amount of fees paid by SGI to the Contractor in the preceding 12 months under this Agreement.

  16.5    In relation to Non-excludable Obligations, the Contractor's liability to SGI for a failure to comply with any Non-excludable Obligation is limited to the cost of supplying the services again or payment of the cost of having the services supplied again.

  16.6    Notwithstanding anything provided in this clause 16 or anywhere else in this Agreement, the Contractor's liability to SGI shall not be limited under this clause 16 in respect of any loss, harm, damage, cost or expense (including legal fees) suffered, paid, payable or incurred by SGI as a result of the fraud, wilful and malicious misconduct or bad faith of, or breach under clause 8 or clause 10 by, the Contractor or Covenantor.

  17.    GST

  17.1    Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause.

  17.2    Any consideration to be paid or provided to the Contractor for a supply made by the Contractor under or in connection with this Agreement, unless specifically described in this Agreement as GST inclusive, does not include an amount on account of GST.

  17.3    Despite any other provision in this Agreement, if the Contractor makes a supply under or in connection with this Agreement on which GST is payable (not being a supply the consideration for which is specifically described in this Agreement as GST inclusive):

  17.3.1    the consideration payable or to be provided for that supply under this agreement but for the application of this clause (GST exclusive consideration) is increased by, and SGI must also pay to the Contractor, an amount equal to the GST exclusive consideration multiplied by the prevailing rate of GST (GST Amount); and

  17.3.2    the GST Amount must be paid to the Contractor by SGI without set off, deduction or requirement for demand, at the same time as the GST exclusive consideration is payable or to be provided.

  17.4    If a payment to a party under this Agreement is a reimbursement or indemnification, or otherwise calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party, or the representative member of the GST group that party is a member of (as the case may be), is entitled in respect of that loss, cost or expense.

  17.5    The Contractor will give SGI a tax invoice in respect of a taxable supply made under or in connection with this Agreement.

  18.    Miscellaneous

  18.1    This Agreement may only be amended in writing signed by the parties.

  18.2    Any written amendment to the Agreement will prevail over any provisions in the Agreement that are inconsistent with the amendment.

  18.3    This Agreement shall be governed by and interpreted in accordance with the law of South Australia.

  18.4    The parties submit to the exclusive jurisdiction of the South Australian courts and tribunals in regards to any claim or matter arising under or out of this Agreement.

  18.5    Termination of this Agreement will not prejudice any rights or remedies which either party had prior to the termination.

  18.6    The operation of clauses 8, 9 and 10 will survive in full effect the termination of this Agreement.

  18.7    This Agreement contains the entire agreement between the parties regarding the Contractor. This Agreement supersedes any prior agreement or understanding (if any) between the parties and there is no collateral or other form of agreement between the parties in relation to the subject matter of this Agreement.

  18.8    The failure by SGI to insist upon strict performance by the Contractor of any of the terms of this Agreement will not be deemed a waiver of any term or of a breach by the Contractor of any term of this Agreement.

  18.9    A waiver of any term of this Agreement by SGI must be in writing executed by a director of SGI or one of their other duly authorised officers or lawyers.

  18.10    Every provision of this Agreement will be deemed severable as far as possible from the other provisions of this Agreement. If any provision is found to be void, illegal or unenforceable for any reason, it will be deemed to be severed and omitted from this Agreement. This Agreement with the offending provision severed and omitted and with any consequential amendment if necessary, will otherwise remain in full force.

  18.11    This Agreement may be executed in any number of counterparts and such execution will be as effective and binding on the parties as if each party had signed each such copy. Satisfactory evidence of execution of this Agreement will include evidence by facsimile of execution by the relevant party.

Executed by
Seed Genetics International Pty Ltd

Name (please print)

Executed by
SeedVision Pty Ltd

Director	Director/Company Secretary

Name (please print)	Name (please print)

Signed by Alan Irvine Scott
in the presence of:

Witness	Alan Irvine Scott

Name (please print)

  ANNEXURE A - CONTRACTOR ARRANGEMENTS

  Responsibilities

  Responsible for the development and identification of new improved Grain and Forage Sorghum and Sunflower parents and hybrids and the coordination of associated breeding and testing programs.

    Supervision of activities associated with the conduct of the spring and autumn sorghum breeding nurseries and the summer sunflower breeding nurseries.
    Help with the planning for the sorghum spring, summer and autumn trials and the sunflower testing network.
    Supervise the hybrid and parent seed stocks relevant to the customer needs.
    Liaise with the Commercial Director on breeding market, client and day to day management issues.
    Effective transfer of all the above responsibilities to company employed Plant Breeder within a three-year timeframe.
    Provide assistance to ensure that the SVG business is successfully transitioned to SGI.

  Key results areas will include:

    Supervise Research Plant Breeding operations in Australia and Hungary.
    Coordinate testing activities in key global markets
    Provide interpretation and support for molecular marker tools used within the breeding activities.
    Support commercial, customer and licensee activities.
    Ensure the cost effective management of the budget allocation for the SV Genetics research program. That is - ensure expenses are maintained at or below budgeted levels.
    Provide support for the effective planning of the SV Genetics breeding programs focused on the development of germplasm for the SV Genetics Global markets.
    Ensuring competent technical process is used to maximize personal and program output.
    Ensuring the use of the most advanced germplasm by maintaining a high level of cooperation, information and germplasm exchange with other Sorghum and Sunflower Breeders as required.
    Recruitment, supervision and development of professional support personnel capable of achieving the objectives of the division.
    Ensuring current scientific knowledge is used to maximize personal and program output.
    Keep shareholders informed in a professional, timely and accurate manner.
    Provide the Safety net for key personnel within the SV Genetics research group.
    To act professionally and responsibly regarding integrity, safety and corporate ethics.

  Note: If S&W requests that Mr. Scott support its corn breeding activities, then the parties will mutually agree to an additional service provision commitment and compensation for such activities. The expenses (and any revenue) associated with any such corn breeding activities will not be taken into account when calculating the earn-out payable to SVG under the Asset Acquisition Agreement.

  Commitment

  To the level required to deliver the required service provision outcomes.

  Service Fee

    Year 1 - AUD $50,000
    Year 2 - AUD $50,000
    Year 3 - AUD $25,000
    Year 4 - AUD $25,000

  Expenses

  Travel and business related costs would be reimbursed as follows:

    Domestic Travel - Economy class plus reasonable hotels and meals
    S.E Asia, or in general, short hop International flights < 8 hours - Premium Economy, plus reasonable hotels and meals and any necessary reasonable entertainment
    USA, Europe, China, South America - in general long haul flights - Business Class, plus reasonable hotels and meals and any necessary reasonable entertainment
    Reimbursement of reasonable phone and internet expenses.
    Reimbursement for use of personal motor vehicle (in accordance with standard SGI policies at ATO rate for motor vehicle use, 2016 - $0.66/km).

  Invoicing

  The Contractor may issue invoices to SGI for payment of the Service Fee and reimbursement of Expenses.

  Invoices for the Service Fee may be issued to SGI on a fortnightly proportionate basis. SGI must pay the amount specified in the invoice within 5 Business Days of receipt of the invoice.

  Invoices for reimbursement of Expenses may be issued to SGI on a fortnightly proportionate basis after the Expense has been incurred by the Contractor. SGI must pay the amount specified in the invoice within 5 Business Days of receipt of the invoice.

  Insurance

  The Contractor shall obtain at its own cost, the following insurances:

    Personal injury insurance in respect of the Covenantor and any of its employees
    Professional indemnity insurance

  Schedule 4 - Accredited Investor Questionnaire

  INTRODUCTION TO ACCREDITED INVESTOR QUESTIONNAIRE

  The following Accredited Investor Questionnaire is being provided in connection with the proposed acquisition of assets from SV Genetics Pty Ltd (the "Company") by S&W Seed Company ("S&W"). Pursuant to the proposed acquisition, S&W will acquire certain assets of the Company in exchange for, among other consideration, the issuance of shares of Common Stock of S&W (the "Proposed Transaction"). The Proposed Transaction is not being registered under the Securities Act of 1933 (the "Securities Act"), but rather is being made pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder. The purpose of this Questionnaire is to determine whether you are an "accredited investor".

  Please complete this Questionnaire and return it to __________________. Your answers will be kept strictly confidential, except that the Company may present the Questionnaire to S&W and the legal advisors to S&W and the Company to assure S&W that the issuance of shares of Common Stock of S&W to you in the Proposed Transaction will not violate applicable law.

  ACCREDITED INVESTOR QUESTIONNAIRE

  SECTION I - FOR INDIVIDUALS (NOT ENTITIES)

  The undersigned understands that S&W Seed Company will rely on the following information in determining if the undersigned is an accredited investor under Rule 501 of Regulation D under the Securities Act of 1933, as amended.

  1. Full Name: ____________________________________________

  2. Listed below are certain of the categories of "accredited investors" as described in Regulation D promulgated under the Securities Act. The undersigned satisfies one or more of the following categories of "accredited investors" as indicated in the space(s) provided below:

  (Check any and all appropriate categories)

  ☐ A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds U.S.$1,000,000.

  ☐ A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

  INDIVIDUALS SKIP TO PAGE 4. ENTITY INVESTORS COMPLETE SECTION II.

  '

  SECTION II - FOR ENTITIES (NOT INDIVIDUALS)

  The undersigned understands that S&W Seed Company will rely on the following information in determining if the undersigned is an accredited investor under Rule 501 of Regulation D under the Securities Act.

  1. Full Name:

  2. Indicate form of investor:

  ☐ Corporation ☐ Partnership ☐ Other:

  3. State or other jurisdiction of organization: __________________

  4. Listed below are certain of the categories of "accredited investors" as described in Regulation D promulgated under the Securities Act. The undersigned satisfies one or more of the following categories of "accredited investors" as indicated in the space(s) provided below:

  (Check any and all appropriate categories)

  ☐ A bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

  ☐ A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

  ☐ An insurance company as defined in section 2(a)(13) of the Securities Act.

  ☐ An investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in section 2(a)(48) of the 1940 Act.

  ☐ A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

  ☐ A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000.

  ☐ An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (the "1974 Act") if the investment decision is made by a plan fiduciary, as defined in section 3(21) of the 1974 Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who fall within one of the categories described under Section I above.

  ☐ A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

  ☐ Any of the following entities not formed for the specific purpose of acquiring an equity interest in S&W (the "Interest") and with total assets in excess of U.S.$5,000,000: (i) any organization described in Section 501(c)(3) of the Internal Revenue Code; (ii) a corporation; (iii) a Massachusetts or similar business trust; or (iv) a partnership.

  ☐ A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a person who, either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

  ☐ An entity in which all the equity owners are one of the above or who are natural persons who fall within one of the categories described under Section I above.

  SIGNATURE PAGE TO ACCREDITED INVESTOR QUESTIONNAIRE

  1. Accredited Investor Certification. By signing this page below, the undersigned represents and warrants to S&W Seed Company that the undersigned (mark one space only):

  _____ is an "accredited investor" and, if an entity, the undersigned also represents it has not been organized for the specific purpose of acquiring an interest in S&W Seed Company;

  OR

  _____ is not an "accredited investor"

SIGNATURE BLOCK FOR INDIVIDUALS	SIGNATURE BLOCK FOR ENTITIES
Name (print)	Name
Signature	By: Authorized Signatory (print name and title of Authorized Signatory)
Date Signed:	Date Signed:

  Schedule 5 - Net Income Model
Financial Period
Revenue	x,xxx

Cost of Revenue	x,xxx

Gross Profit	x,xxx

Operating Expenses
Selling, general and administrative expenses	x,xxx
Research and development expenses	x,xxx
Depreciation and Amortization	x,xxx
Impairment charges	x,xxx
Disposal of property, plant and equipment loss (gain)	x,xxx

Total operating Expenses	x,xxx

Income (loss) from operations	x,xxx

Other expense
Foreign currency loss (gain)	x,xxx
Interest expense	x,xxx

Income (loss) before income taxes	x,xxx
Provision (benefit) for income taxes	x,xxx
Net income (loss)	x,xxx

  Schedule 6 - Diagram Chart of line tracing

  This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K since, in the Company's opinion, the omitted information does not contain information that is material to an investment decision, and such information is not otherwise disclosed in the Acquisition Agreement. Omitted is a table providing the complete list of the SVG plant and germplasm varieties that are the subject of the transaction and certain information about each. The Company hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.

  Schedule 7 - Marketing matrix

  This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K since, in the Company's opinion, the omitted information does not contain information that is material to an investment decision, and such information is not otherwise disclosed in the Acquisition Agreement. Omitted is a table providing a summary of SVG's marketing matrix of licensing arrangements for its sorghum and sunflower seed business. The Company hereby undertakes to furnish a copy of the omitted schedule to the Securities and Exchange Commission upon request.

   Schedule 8 - Terms of current Ravensbourne lease

  This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K since, in the Company's opinion, the omitted information does not contain information that is material to an investment decision, and such information is not otherwise disclosed in the Acquisition Agreement. Omitted is information highlighting the principal terms of a verbal lease of a glass house, seed laboratory and seed storage facility transferred in connection with the transaction. The Company hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.

  Schedule 9 - Contracts

  This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K since, in the Company's opinion, the omitted information does not contain information that is material to an investment decision, and such information is not otherwise disclosed in the Acquisition Agreement. Omitted is a table providing the complete list of the SVG contracts that are the subject of the transaction, including their respective dates and counterparties. The Company hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.